OPTICAL COATING LABORATORY, INC.

                           DATED AS OF JULY 30, 1998


                            Note Purchase Agreement
                             _____________________



          $6,400,000 8.71% SERIES A1 SENIOR NOTES DUE JUNE 1, 2002 $8,000,000 7.80% SERIES A2 SENIOR NOTES DUE JULY 31, 2008 $30,000,000 6.69% SERIES B SENIOR NOTES DUE JULY 31, 2008


                               TABLE OF CONTENTS
                                                                       PAGE
          1.   BACKGROUND; AUTHORIZATION OF NOTES.......................  1
               1.1  Background..........................................  1
               1.2  Authorization of Issuance and Exchange of Notes.....  1
          2.   NOTE EXCHANGE; SALE AND PURCHASE OF SERIES B NOTES.......  2
               2.1  Note Exchange.......................................  2
               2.2  Sale and Purchase of Series B Notes.................  2
               2.3  Other Agreements....................................  2
          3.   CLOSING..................................................  3
          4.   CONDITIONS TO CLOSING....................................  3
               4.1  Representations and Warranties......................  3
               4.2  Performance; No Default.............................  3
               4.3  Compliance Certificates.............................  4
               4.4  Opinions of Counsel.................................  4
               4.5  Purchase Permitted By Applicable Law, etc...........  4
               4.6  Note Exchange and Sale of Other Notes...............  4
               4.7  Payment of Special Counsel Fees.....................  5
               4.8  Private Placement Numbers...........................  5
               4.9  Payments in respect of Existing Notes...............  5
               4.10 Changes in Corporate Structure......................  5
               4.11 Certain Consents and Agreements.....................  5
               4.12 Credit Agreement....................................  5
               4.13 Proceedings and Documents...........................  6
          4A.  CONDITIONS TO  THE COMPANY'S  OBLIGATION TO  ISSUE  THE
               NOTES....................................................  6
          5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............  6
               5.1  Organization; Power and Authority...................  6
               5.2  Authorization, etc..................................  6
               5.3  Disclosure..........................................  7
               5.4  Organization   and   Ownership   of   Shares    of
                    Subsidiaries; Affiliates............................  7
               5.5  Financial Statements................................  8
               5.6  Compliance with Laws, Other Instruments, etc........  8
               5.7  Governmental Authorizations, etc....................  9
               5.8  Litigation; Observance of Agreements, Statutes and
                    Orders..............................................  9
               5.9  Taxes...............................................  9
               5.10 Title to Property; Leases...........................  9
               5.11 Licenses, Permits, etc.............................. 10
               5.12 Compliance with ERISA and Foreign Pension Plans..... 10
               5.13 Private Offering by the Company..................... 11
               5.14 Use of Proceeds; Margin Regulations................. 11
               5.15 Existing Indebtedness; Future Liens................. 12
               5.16 Foreign Assets Control Regulations, etc............. 12
               5.17 Status under Certain Statutes....................... 12
               5.18 Environmental Matters............................... 12
          6.   REPRESENTATIONS OF THE PURCHASER......................... 13
               6.1  Purchase for Investment............................. 13
               6.2  Source of Funds..................................... 13
               6.3  No Conflict......................................... 15
               6.4  Accredited Investor................................. 15
               6.5  No Brokers.......................................... 15
               6.6  Acknowledgement..................................... 15
          7.   INFORMATION AS TO COMPANY................................ 15
               7.1  Financial and Business Information.................. 15
               7.2  Officer's Certificate............................... 18
               7.3  Inspection.......................................... 19
          8.   PAYMENT OF THE NOTES..................................... 19
               8.1  Required Prepayments; Payment at Maturity........... 19
               8.2  Optional Prepayments with Make-Whole Amount......... 20
               8.3  Allocation of Partial Prepayments................... 21
               8.4  Maturity; Surrender, etc............................ 21
               8.5  No Other Optional Prepayments or Purchase of Notes.. 21
               8.6  Make-Whole Amount................................... 22
          9.   AFFIRMATIVE COVENANTS.................................... 24
               9.1  Compliance with Law................................. 24
               9.2  Insurance........................................... 24
               9.3  Maintenance of Properties........................... 25
               9.4  Payment of Taxes and Claims......................... 25
               9.5  Corporate Existence, etc............................ 25
               9.6  Designation of Subsidiaries......................... 25
               9.7  Pari Passu.......................................... 27
          10.  NEGATIVE COVENANTS....................................... 27
               10.1 Nature of Business.................................. 27
               10.2 Transactions with Affiliates........................ 27
               10.3 Fixed Charge Coverage............................... 27
               10.4 Limitations on Restricted Subsidiary Indebtedness... 27
               10.5 Limitation on Consolidated Total Debt and Priority
                    Indebtedness........................................ 28
               10.6 Liens............................................... 29
               10.7 Maintenance of Consolidated Adjusted Net Worth...... 31
               10.8 Restricted Payments and Restricted Investments...... 32
               10.9 Merger, Consolidation, etc.......................... 33
               10.10 Sale of Assets, etc................................ 34
          11.  EVENTS OF DEFAULT........................................ 35
          12.  REMEDIES ON DEFAULT, ETC................................. 38
               12.1 Acceleration........................................ 38
               12.2 Other Remedies...................................... 38
               12.3 Rescission.......................................... 39
               12.4 No Waivers or Election of Remedies, Expenses, etc... 39
          13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............ 40
               13.1 Registration of Notes............................... 40
               13.2 Transfer and Exchange of Notes...................... 40
               13.3 Replacement of Notes................................ 40
          14.  PAYMENTS ON NOTES........................................ 41
               14.1 Place of Payment.................................... 41
               14.2 Home Office Payment................................. 41
          15.  EXPENSES, ETC............................................ 41
               15.1 Transaction Expenses................................ 41
               15.2 Survival............................................ 42
          16.  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES;  ENTIRE
               AGREEMENT................................................ 42
          17.  AMENDMENT AND WAIVER..................................... 42
               17.1 Requirements........................................ 42
               17.2 Solicitation of Holders of Notes.................... 43
               17.3 Binding Effect, etc................................. 43
               17.4 Notes held by Company, etc.......................... 44
          18.  NOTICES.................................................. 44
          19.  REPRODUCTION OF DOCUMENTS................................ 45
          20.  CONFIDENTIAL INFORMATION................................. 45
          21.  SUBSTITUTION OF PURCHASER................................ 47
          22.  MISCELLANEOUS............................................ 47
               22.1 Successors and Assigns.............................. 47
               22.2 Payments Due on  Non-Business Days; When  Payments
                    Deemed Received..................................... 47
               22.3 Severability........................................ 47
               22.4 Construction........................................ 48
               22.5 Counterparts........................................ 48
               22.6 Governing Law....................................... 48

                              TABLE OF CONTENTS (cont.)

            SCHEDULE A     -- Information Relating to Purchasers
            SCHEDULE B     -- Defined Terms
            SCHEDULE 3     -- Payment Instructions
            SCHEDULE 4.10  -- Changes in Corporate Structure
            SCHEDULE 5.3   -- Disclosure Materials
            SCHEDULE 5.4   -- Subsidiaries  of the  Company and  Ownership
                              of Restricted Subsidiary Stock
            SCHEDULE 5.5   -- Financial Statements
            SCHEDULE 5.8   -- Certain Litigation
            SCHEDULE 5.11  -- Patents, etc.
            SCHEDULE 5.12  -- ERISA Affiliates and Foreign Pension Plans
            SCHEDULE 5.15  -- Existing Indebtedness and Liens
            SCHEDULE 10.8  -- Existing Investments
            EXHIBIT A1     -- Form of 8.71% Series A1 Senior Note due
                              June  1, 2002
            EXHIBIT A2     -- Form  of 7.80% Series A2 Senior Note due
                              July 31, 2008
            EXHIBIT B      -- Form of 6.69% Series B Senior Note due
                              July  31, 2008
            EXHIBIT 4.4(a) -- Form of Opinion of Special Counsel for the
                              Company
            EXHIBIT 4.4(b) -- Form of Opinion of Special Counsel for
                              the Purchasers


                          OPTICAL COATING LABORATORY, INC.
                               2789 Northpoint Parkway
                         Santa Rosa, California  95407-7397

              $6,400,000 8.71% SERIES A1 SENIOR NOTES DUE JUNE 1, 2002 $8,000,000 7.80% SERIES A2 SENIOR NOTES DUE JULY 31, 2008 $30,000,000 6.69% SERIES B SENIOR NOTES DUE JULY 31, 2008


                             Dated as of July 30, 1998

          To the Purchaser Named on
          the Signature Page Hereto

          Ladies and Gentlemen:

               OPTICAL COATING LABORATORY, INC., a Delaware corporation (together with its successors and assigns, the "Company"), agrees with you as follows:

          1.   BACKGROUND; AUTHORIZATION OF NOTES
               The Company has heretofore issued to Massachusetts Mutual Life Insurance Company (as successor to Connecticut Mutual Life Insurance Company), Modern Woodmen of America and American Life and Casualty Insurance Company (the "Existing Noteholders") its 8.71% Senior Notes due June 1, 2002 (the "Existing Notes"), in the aggregate original principal amount of $18,000,000, pursuant to, and in accordance with the provisions of, those certain Note Purchase Agreements (collectively, the "Existing Note Purchase Agreement"), dated as of May 27, 1994, between the Company and, respectively, each of the Existing Noteholders. The aggregate principal amount of the Existing Notes currently outstanding is $14,400,000.

          1.2  Authorization ofIssuance and Exchange of Notes.
               (a) Authorization of Series A1 Notes and Series A2 Notes in Exchange for Existing Notes. In exchange for the Existing Notes, the Company will authorize the issue of, and execute and deliver:

                         (i) $6,400,000 aggregate principal amount of its 8.71% Series A1 Senior Notes due June 1, 2002 (the "Series A1 Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)); and

                         (ii) $8,000,000 aggregate principal amount of  its
                    7.80% Series A2 Senior Notes due July 31, 2008 (the "Series A2 Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements).

               The exchange of the Series A1 Notes and Series A2 Notes for the Existing Notes is hereinafter referred to as the "Note Exchange."

                    (b) Authorization of Series B Notes. The Company will authorize the issue and sale of $30,000,000 aggregate principal amount of its 6.69% Series B Senior Notes due July 31, 2008 (the "Series B Notes," such term to include any such notes issued in substitution therefor pursuant to
               Section 13 of this Agreement or the Other Agreements).

                    (c) Forms of Notes; Certain Definitions. The Series A1 Notes shall be substantially in the form set out in Exhibit A1, the Series A2 Notes shall be substantially in the form set out in Exhibit A2, and the Series B Notes shall be substantially in the form set out in Exhibit B, in each case, with such changes therefrom, if any, as may be approved by you and the Company. The Series A1 Notes, the Series A2 Notes and the Series B Notes are herein referred to collectively as the "Notes," and individually as a "Note." Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Section," "Schedule" or an "Exhibit" are, unless otherwise specified, to a Section of, or a Schedule or an Exhibit attached to, this Agreement.

          2.   NOTE EXCHANGE;  SALE  AND  PURCHASE  OF  SERIES  B NOTES

               2.1  Note Exchange

               Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 3, the Company shall deliver to you, if you are a holder of any of the Existing Notes, one or more Series A1 Notes or Series A2 Notes (as set forth below your name on Schedule A) in the aggregate principal amount of the Existing Notes held by you, and in consideration thereof you shall surrender to the Company, for cancellation, the Existing Notes held by you. Upon consummation of the Note Exchange, the Existing Note Purchase Agreement shall be deemed to have been terminated (other than for the respective rights and obligations of the parties under Sections 7.5, 10.3 and 10.6 thereof, which shall survive such termination) and all Existing Notes shall be cancelled.

               2.2  Sale and Purchase of Series B Notes
               Subject to the terms and conditions of this Agreement, the Company will issue and sell to you, if you are a purchaser of any Series B Notes, and you will purchase from the Company, at the Closing provided for in Section 3, Series B Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof.

                2.3  Other Agreements
               Contemporaneously with  entering  into this  Agreement,  the
          Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing at such Closing for the Note Exchange and/or sale to each of the Other Purchasers of Notes of the Series and in the principal amounts specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

          3.   CLOSING
               The Note Exchange and the sale and purchase of the Series B Notes shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., local time, at a closing (the "Closing") on August 3, 1998 or on such other Business Day thereafter on or prior to July 31, 1998 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing, the Company will deliver to you the Notes of the Series to be purchased by you and/or acquired by you in the Note Exchange, as the case may be, in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against:

                    (a) in the case of the Series A1 Notes and the Series A2 Notes to be acquired by you, if any, your surrender of
          the  Existing  Notes  held  by   you  to  the  Company   for
          cancellation, and

                    (b) in the case of the Series B Notes to be purchased by you, if any, payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule 3.
          If at the Closing the Company shall fail to tender such Notes to you as provided in clauses (a) and (b) above, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

          4.   CONDITIONS TO CLOSING
               Your obligation to enter into the Note Exchange and/or to purchase and pay for the Series B Notes to be sold to you at the Closing, as specified in Schedule A, is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

               4.1  Representations and Warranties
               The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

               4.2  Performance; No Default
               The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by
          Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.2, 10.5, 10.6, 10.8, 10.9 or 10.10 had such Sections applied since such date.

               4.3  Compliance Certificates
                    (a)  Officer's Certificate.    The Company  shall  have
          delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.
                    (b)  Secretary's Certificate.   The Company shall  have
          delivered to you a  certificate of its  Secretary or one  of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other
          corporate  proceedings   relating  to   the   authorization,
          execution and delivery of the Notes, this Agreement and the Other Agreements.

               4.4  Opinions of Counsel
               You shall have received from
                    (a)  Collette & Erickson, counsel for the Company, and
                    (b)  Hebb & Gitlin, your special counsel,
          closing  opinions,   each  dated   the  date   of  the   Closing,
          substantially in the respective forms set forth in Exhibits 4.4(a) and 4.4(b), and as to such other matters as you may reasonably request. This Section 4.4 shall constitute direction by the Company to such counsel named in the immediately preceding clause (a) to deliver such closing opinion to you.

               4.5  Purchase Permitted By Applicable Law, etc.
               On the date of the Closing  your acquisition of Notes  shall
          (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation (other than any tax based solely on income received by you). If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such acquisition is so permitted.

               4.6  Note Exchange and Sale of Other Notes
               Contemporaneously with the Closing, the Company and all of the Existing Noteholders shall consummate the Note Exchange and the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Series B Notes to be purchased by them at the Closing as specified in Schedule A.

               4.7  Payment of Special Counsel Fees
               Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in
          Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

               4.8  Private Placement Numbers
               Private Placement Numbers issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series.

               4.9  Payments in respect of Existing Notes
               The Company shall have made payment, to each Existing Noteholder, of all accrued interest on the outstanding principal amount of the Existing Notes held by such Existing Noteholder.

               4.10 Changes in Corporate Structure
               Except as specified in Schedule 4.10, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

               4.11 Certain Consents  and  Agreements.
               Each holder of Indebtedness of the Company the consent of which is, in the reasonable judgment of you and your special counsel, necessary or desirable to permit the Company to enter into the transactions contemplated by this Agreement and to perform its obligations in respect of this Agreement and the Notes shall have executed and delivered to you a consent, in form and substance acceptable to you, to the transactions contemplated by this Agreement, permitting the Company to incur and have outstanding the indebtedness and all other obligations in respect of this Agreement and the Notes, the issuance and sale of the Notes, and waiving any default or event of default which might have occurred by virtue of the execution and delivery of this Agreement and the Notes.

               4.12 Credit Agreement.
               You shall have received a copy of the Credit Agreement, entered into on the date of the Closing, by and among the Company, Bank of America National Trust and Savings Association, as agent and letter of credit issuing bank, and the other financial institutions party thereto, certified as being true and complete by an officer of the Company.

                4.13 Proceedings and Documents3
                All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

               4A.  CONDITIONS TO  THE COMPANY'S  OBLIGATION TO  ISSUE
          THE NOTES
               Anything in this Agreement to the contrary notwithstanding, the Company's obligation to issue the Notes shall be subject to the conditions that (i) each of the Other Purchasers shall have executed and delivered a Note Purchase Agreement identical (except as to the identity of the purchaser thereunder) to this Agreement, and such Other Purchasers shall have accepted delivery of, and made payment for, the Notes to be purchased by them at the Closing; and (ii) all of the Existing Notes shall have been surrendered and cancelled concurrently with, or prior to, the Closing. The Company acknowledges that the issuance of the Notes to you and each Other Purchaser on the date of the Closing, and the payment by you and each Other Purchaser for the Notes to be purchased by you and each Other Purchaser on the date of the Closing, if in each case effectuated on the date of Closing, shall be deemed to have been contemporaneously effectuated and shall satisfy the conditions specified in the preceding sentence.

          5.   REPRESENTATIONS AND WARRANTIES  OF THE  COMPANY
               The Company represents and warrants to you, as of the date of the Closing, that:

               5.1  Organization; Power and Authority
               The Company:
                    (a)  is a corporation duly organized, validly  existing
          and in  good  standing  under  the  laws  of  the  State  of
          Delaware;
                    (b)  is duly qualified as a foreign corporation and  is
          in  good  standing  in  each  jurisdiction  in  which   such
          qualification  is  required   by  law,   other  than   those
          jurisdictions as to which the failure to be so qualified  or
          in  good  standing  could   not,  individually  or  in   the
          aggregate, reasonably be expected to have a Material Adverse
          Effect; and
                    (c)  has the corporate  power and authority  to own  or
          hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

               5.2  Authorization, etc.
               This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               5.3  Disclosure.
               The Company, through its agent, BancAmerica Robertson Stephens, has delivered to you and each Other Purchaser a copy of an Offering Memorandum, dated June 1998 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Restricted Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 1, 1998, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

               5.4  Organization  and  Ownership  of  Shares   of
                    Subsidiaries; Affiliates
                    (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary,
               (ii) the Company's Restricted Subsidiaries, (iii) the Company's Affiliates, other than Subsidiaries, and (iv) the Company's directors and senior officers.

                    (b) All of the outstanding shares of Capital Stock of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                    (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                    (d) No Subsidiary is a party to, or otherwise subject to any Material legal restriction or any Material agreement (other than this Agreement, the Other Agreements, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock of such Subsidiary.

                    (e) As of the date of the Closing, (i) the total assets of all Unrestricted Subsidiaries, if such assets were included in the computation of Consolidated Total Assets, would constitute less than 20% of such Consolidated Total Assets, and (ii) the total revenues of all Unrestricted Subsidiaries would constitute less than 20% of consolidated total revenues of the Company and its Subsidiaries at such time.

               5.5  Financial Statementsl
               The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

               5.6  Compliance  with  Laws,  Other   Instruments,
          etc.
               The execution, delivery and performance by the Company of this Agreement and the Notes will not

                    (a)  contravene, result in any breach of, or constitute
               a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,
                    (b)  conflict with or result in a breach of any of  the
               terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, which conflict or breach, individually or in the aggregate with any and all other such conflicts or breaches, could reasonably be expected to have a Material Adverse Effect, or
                    (c)  violate any provision of any statute or other rule
               or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which violation, individually or in the aggregate with any and all other such violations, could reasonably be expected to have a Material Adverse Effect.

               5.7  Governmental Authorizations,  etc.
               No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

               5.8  Litigation;   Observance    of    Agreements,
                    Statutes and Orders
                    (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
                    (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               5.9  Taxes.
               The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended October 31, 1997.

               5.10 Title to Property; Leases
               The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section
          5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

               5.11 Licenses, Permits, etc.
               Except as disclosed in Schedule 5.11,
                    (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;
                    (b) to the best knowledge of the Company, no product or practice of the Company or any Restricted Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and
                    (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

               5.12 Compliance with  ERISA  and  Foreign  Pension
                    Plans
                    (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
                    (b) The present value of the aggregate benefit liabilities under each of the Plans (other than
               Multiemployer Plans),  determined  as  of the  end  of  such
               Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.
                    (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
                    (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material.
                    (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
               Section 6.2 as to the Sources used to pay the purchase price of the Notes to be purchased by you.
                    (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "employer security" has the meaning specified in section 407(d) of ERISA).
                    (g) The present value of all benefits vested under each Foreign Pension Plan, determined as of the most recent valuation date in respect thereof, does not exceed the value of the assets of such Foreign Pension Plan, and all required payments in respect of funding each such Foreign Pension Plan have been made.

               5.13 Private Offering  by  the Company
               Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 10 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

               5.14 Use of Proceeds; Margin Regulations
               The Company will apply the proceeds of the sale of the Notes to refinance the Existing Notes and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR
          224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

               5.15 Existing Indebtedness; Future Liens
                    (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of January 31, 1998 (and specifying, as to each such Indebtedness, the collateral, if any, securing such Indebtedness), since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
                    (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6(a).

               5.16 Foreign Assets  Control Regulations,  etc.
               Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

               5.17 Status under Certain Statutes
               Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

               5.18 Environmental Matters
               Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted (and not resolved) raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,
                    (a)  neither  the  Company   nor  any  Subsidiary   has
               knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or
               their  use,  except,  in  each  case,  such  as  could   not
               reasonably be  expected  to  result in  a  Material  Adverse
               Effect;
                    (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and
                     (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

               6.   REPRESENTATIONS OF THE PURCHASER.
                    6.1  Purchase for Investment1
               You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

               6.2  Source of Funds
               You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:
                    (a)  the  Source  is  an  "insurance  company   general
               account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or
                    (b)  if you are an  insurance company, the Source  does
               not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or
                    (c)  the Source  is  either (i)  an  insurance  company
               pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
                    (d)  the Source  constitutes assets  of an  "investment
               fund" (within the meaning of part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
                         (i)  the identity of such QPAM and
                         (ii) the names of all employee benefit plans whose
                    assets are included in such investment fund
               have been disclosed to the Company in writing pursuant to this paragraph (d); or
                    (e)  the Source is a governmental plan; or
                    (f)  the Source is one or more employee benefit  plans,
               or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or
                    (g)  the Source does not include assets of any employee
               benefit plan, other than a plan exempt from the coverage  of
               ERISA.
          As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

               6.3  No Conflict.
               You  represent  to  the  Company  that  your  execution  and delivery of this Agreement and purchase of the Notes have been duly authorized and do not conflict in any material respect with any articles of incorporation, bylaws, charter, or law, regulation or order of specific application to you. If you are surrendering any Existing Notes, you further represent that no other Person has any right or interest in any such Existing Note so surrendered and cancelled.

               6.4  Accredited Investor
               You represent to the Company that you are an "accredited investor" as such term is defined in Section 2(15) of the Securities Act.

               6.5  No Brokers
               Subject to the next sentence of this Section 6.5, you represent to the Company that you have not retained any broker or agreed to any broker's or finder's fee for which you would have liability for or on account of this Agreement or for the purchase of the Notes contemplated hereby. It is acknowledged that BancAmerica Robertson Stephens has been retained by, and represents, the Company (and not you).

               6.6  Acknowledgement
               You understand and acknowledge that some of the Company's warranties and representations in Section 5 are made in reliance upon your representations in this Section 6.

          7.   INFORMATION AS TO COMPANY
               7.1  Financial and Business Information
               The Company shall deliver to each holder of Notes that is an Institutional Investor:
                    (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
                         (i)  an unaudited  consolidated balance  sheet  of
                    the Company and its Subsidiaries as at the end of such quarter, and
                         (ii) unaudited consolidated statements of  income,
                    stockholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);
                    (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,
                         (i)  a consolidated balance  sheet of the  Company
                    and its Subsidiaries, as at the end of such year, and
                         (ii) consolidated    statements     of     income,
                    stockholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);
                    (c) Additional Financial Statements -- if, for any fiscal period of the Company, either
                         (i)  total assets of all Unrestricted Subsidiaries
                    as at the end of such fiscal period, if such assets were included in the computation of Consolidated Total Assets as at the end of such fiscal period, would constitute more than 10% of such Consolidated Total Assets, or
                         (ii) total   revenues    of    all    Unrestricted
                    Subsidiaries for such fiscal period, if revenues would constitute more than 10% of consolidated total revenues of the Company and its Subsidiaries for such period, concurrently with the delivery of the applicable statements referred to in Section 7.1(a) or Section 7.1(b) required to be delivered for such fiscal period,
                         (A)  unaudited  combined  and  combining   balance
                    sheets of the Unrestricted Subsidiaries, as at the end of such fiscal period, and
                         (B)  unaudited combined  and combining  statements
                    of income and cash flows of the Unrestricted Subsidiaries, for such fiscal period, and, in the case of the combined financial statements, (1) reflecting all eliminations and adjustments required to reconcile such statements to the consolidated financial statements delivered for such fiscal period pursuant to
               Section 7.1(a) or Section 7.1(b) above, as the case may be, and (2) setting forth, in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to such financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the combined financial position of the Unrestricted Subsidiaries and their combined results of operations and cash flows, subject to changes resulting from year-end adjustments;
                    (d)  SEC and  Other  Reports  --  promptly  upon  their
               becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;
                    (e) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
               Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
                    (f) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
                         (i)  with respect  to  any  Plan,  any  reportable
                    event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or
                         (ii) the taking by the PBGC of steps to institute,
                    or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
                         (iii)     any event, transaction or condition that
                    could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
                    (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any
               Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
                    (h) Actions, Proceedings -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and
                    (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. S230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

               7.2  Officer's Certificate
               Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:
                    (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 7.1(c), 10.3 through 10.10, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
                    (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

               7.3  Inspection
               The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
                    (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its
               Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
                    (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

          8.   PAYMENT OF THE NOTES
               8.1  Required Prepayments; Payment at  Maturity
               Regardless  of  the  amount  of  the  Notes  which  may   be
          outstanding from time to time, the Company shall prepay or, in the case of principal amounts due at the maturity of any Note, pay, and there shall become due and payable on the respective dates specified below, the respective aggregate principal amounts of each Series of Notes hereinafter set forth opposite such dates (or such lesser amount as would constitute payment in full of the Notes of such Series):

                             Principal      Principal       Principal
             Date:           Amount         Amount          Amount
                             of Series A1   of Series A2    of Series B
                             Notes          Notes           Notes
                             to be prepaid  to be prepaid   to be prepaid
                             or paid:       or paid         or paid

             June 1, 1999    $1,600,000         $0              $0
             June 1, 2000    $1,600,000         $0              $0
             June 1, 2001    $1,600,000         $0              $0
             June 1, 2002    $1,600,000         $0              $0

                             Principal      Principal       Principal
             Date:           Amount         Amount          Amount
                             of Series A1   of Series A2    of Series B
                             Notes          Notes           Notes
                             to be prepaid  to be prepaid   to be prepaid
                             or paid:       or paid         or paid


             July 31, 2002      $0          $1,142,857      $4,286,000
             July 31, 2003      $0          $1,142,857      $4,286,000
             July 31, 2004      $0          $1,142,857      $4,286,000
             July 31, 2005      $0          $1,142,857      $4,286,000
             July 31, 2006      $0          $1,142,857      $4,286,000
             July 31, 2007      $0          $1,142,857      $4,286,000
             July 31, 2008      $0          $1,142,858      $4,284,000
                              ____          __________     ___________

             Totals           $6,400,000    $8,000,000     $30,000,000


          Each partial prepayment of the Notes  of each Series pursuant  to
          Section 8.2 will reduce the principal amount of each mandatory prepayment applicable to the Notes of such Series, as set forth in this Section 8.1, and the payment at maturity of the Notes of such Series, in the same proportion as the aggregate unpaid principal amount of the Notes of such Series is reduced as a result of such prepayment.

               8.2  Optional Prepayments with Make-Whole Amount
               Subject to the provisions of Section 8.3, the Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall
                    (a)  specify such prepayment date,
                    (b) specify the aggregate principal amount of the Notes of each Series to be prepaid on such date,
                    (c) specify the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3),
                    (d) specify the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and
                    (e) be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.
          Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

               8.3  Allocation of  Partial Prepayments
               In the case of each partial prepayment of the Series B Notes, the principal amount of the Series B Notes to be prepaid shall be allocated among all of the Series B Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. The Company may, at its option, pursuant to Section 8.2, (a) prepay the Series A1 Notes and the Series A2 Notes without prepaying the Series B Notes, and (b) prepay the Series B Notes without prepaying the Series A1 Notes or the Series A2 Notes; provided that all partial prepayments of the Series A1 Notes and the Series A2 Notes pursuant to Section 8.2 shall be allocated to all outstanding Series A1 Notes and Series A2 Notes (without distinguishing between the Series) ratably in accordance with the unpaid principal amounts thereof.

               8.4  Maturity; Surrender, etc.
               In the case  of each prepayment  of Notes  pursuant to  this
          Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

               8.5  No Other Optional Prepayments or Purchase  of Notes
               The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Section 8 or in connection with an offer made pursuant to Section 10.10(b). The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

               8.6  Make-Whole Amount
               The term "Make-Whole Amount" means, with respect to Prepaid Principal and the date the payment thereof is due (the "Payment Date") an amount equal to the excess (if any) of the Present Value of the Prepaid Cash Flows over the amount of such Prepaid Principal, determined in respect of such Prepaid Principal as of such Payment Date. As used in this definition:
                    "Prepaid Principal" means any portion of the  principal
               amount of the Notes of any Series being paid for any reason (including, without limitation, acceleration, optional prepayment or mandatory payment required because of the occurrence of a contingency) prior to its regularly scheduled maturity date.
                    "Present Value of the  Prepaid Cash Flows" means,  with
               respect to any Prepaid Principal, the Indebtedness in respect of which such Prepaid Principal was paid, and any Payment Date in respect thereof, the sum of the present values of the then remaining scheduled payments of principal and interest that would have been payable in respect of such Indebtedness but that are no longer payable as a result of such payment. In determining such present values,
                         (a) the amount of interest accrued through and including the day immediately preceding such Payment Date on such Prepaid Principal since the scheduled interest payment date immediately preceding such Payment Date shall be deducted from the first of such payments of interest, and
                         (b) a discount rate per annum equal to the Make-Whole Discount Rate determined with respect to such Prepaid Principal and such Payment Date divided by two, and a discount period of six months of 30 days each, shall be used.
                    "Make-Whole Discount  Rate" means,  in respect  of  any
               Payment Date, the sum of:
                         (a)  .50% per annum; plus
                         (b) the per annum percentage rate (rounded to the nearest three decimal places) equal to the bond equivalent yield to maturity derived from the Applicable Treasury Rate determined as of the date that is two Business Days prior to such Payment Date. "Applicable Treasury Rate" means, at any time:
                         (a)  the Dow Jones  Markets Service  Rate at  such
                    time;
                         (b) if the Dow Jones Markets Service is not then quoting yields on United States Government Securities, then the Bloomberg Rate at such time;
                         (c) if neither the Dow Jones Markets Service nor the Bloomberg Financial Markets System is then quoting yields on United States Government Securities, then the per annum yield reported on such other electronic quotation service selected by the Company and agreed to by the holders of a majority of the applicable Prepaid Principal at 10:00 a.m. (New York time) on the second
                    Business Day preceding such Payment Date for United States Government Securities having a maturity (rounded to the nearest month) corresponding to the then Weighted Average Life to Maturity of such Prepaid Principal at such time; and
                         (d) if neither the Dow Jones Markets Service nor the Bloomberg Financial Markets System is then quoting yields on United States Government Securities and the Company and the holders of a majority of such Prepaid Principal cannot agree on another electronic quotation service, then the Applicable H.15 Rate at such time.
               In each such case, if no such United States Treasury obligation with a Treasury Constant Maturity corresponding exactly to such Weighted Average Life to Maturity is listed, then the yields for the two then most current hypothetical United States Treasury obligations with Treasury Constant Maturities most closely corresponding to such Weighted Average Life to Maturity (one with a longer maturity and one with a shorter maturity, if available) shall be calculated pursuant to the immediately preceding sentence and the Make-Whole Discount Rate shall be interpolated or extrapolated from such yields on a straight-line basis.
                    "Applicable H.15" means, at any time, the United States
               Federal Reserve Statistical Release H.15(519) then most recently published and available to the public, or if such publication is not available, then any other source of current information in respect of interest rates on Securities of the United States of America that is generally available and, in the judgment of the holders of a majority of applicable Prepaid Principal, provides information reasonably comparable to the H.15(519) report.
                    "Applicable H.15  Rate" means,  at any  time, the  then
               most current annual yield to maturity of the hypothetical United States Treasury obligation listed in the then Applicable H.15 with a maturity equal to the then Weighted Average Life to Maturity of the applicable Prepaid Principal.
                    "Bloomberg Rate" means at any time the per annum  yield
               reported on the Bloomberg Financial Markets System at 10:00 a.m. (New York time) on the second Business Day preceding the applicable Payment Date for United States Treasury obligations having a Treasury Constant Maturity corresponding to the then Weighted Average Life to Maturity of such Prepaid Principal. Page USD shall be used as the source of such yields, or if not then available, such other screen available on the Bloomberg Financial Markets System as shall, in the opinion of the holders of a majority of the Prepaid Principal, provide equivalent information.
                    "Dow Jones Markets Service Rate" means at any time  the
               per annum yield reported on the Dow Jones Markets Service at 10:00 a.m. (New York time) on the second Business Day preceding the applicable Payment Date for United States Treasury obligations having a Treasury Constant Maturity (rounded to the nearest month) corresponding to the then Weighted Average Life to Maturity of such Prepaid Principal. Page 678 shall be used as the source of such yields, or if not then available, such other screen available on the Dow Jones Markets Service as shall, in the opinion of the holders of a majority of the applicable Prepaid Principal, provide equivalent information.
                    "Treasury Constant Maturity" has the meaning  specified
               in the Applicable H.15.
                    "Weighted Average Life to  Maturity" means, in  respect
               of any Prepaid Principal, the number of years (calculated to the nearest 1/12th) obtained by dividing the Remaining Dollar-Years of such Prepaid Principal by such Prepaid Principal, determined as of such Payment Date.
                    "Remaining  Dollar-Years"  means,  in  respect  of  any
               Prepaid Principal, the result obtained by:
                         (a) multiplying, in the case of each then remaining scheduled payment of principal that would have been payable in respect of such Prepaid Principal but is no longer payable as a result of the payment of such Prepaid Principal;
                              (i)  an  amount  equal   to  such   scheduled
                         payment of principal; by
                              (ii) the number of  years (calculated to  the
                         nearest 1/12th) that will elapse between the applicable Payment Date and the date such scheduled principal payment would be due if such Prepaid Principal had not been so prepaid; and
                         (b) calculating the sum of each of the products obtained in the preceding subsection (a).

          9.   AFFIRMATIVE COVENANTS
               The Company covenants that so long as any of the Notes are outstanding:
               9.1  Compliance with Law.
               The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               9.2  Insurance.
               The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

               9.3  Maintenance of Properties.
               The Company  will  and will  cause  each of  its  Restricted
          Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               9.4  Payment of Taxes and Claims
               The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               9.5  Corporate Existence, etc.
               The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections
          10.9 and 10.10, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

               9.6  Designation of Subsidiaries.
                    (a) Right of Designation. Subject to the satisfaction of the requirements of Section 9.6(c), the Company shall have the right to designate each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary by delivering to each holder of Notes a writing, signed by a Senior Financial Officer, certifying that the Board of Directors shall have so designated such Subsidiary within 30 days of the acquisition by the Company or any Subsidiary of the necessary percentages of Voting Stock and other equity interests of such Subsidiary as set forth in the definition of "Subsidiary" contained in Schedule B. Any such Subsidiary not so designated within such 30-day period shall be deemed, on and after such date and without any further action by the Company or any holder of Notes, to have been originally designated by the Company as an Unrestricted
               Subsidiary, and such Subsidiary may be redesignated as contemplated by Section 9.6(b) and Section 9.6(c). Each Subsidiary designated as a Restricted Subsidiary in Schedule
               5.4 shall be a Restricted Subsidiary on and after the date of the Closing and all other Subsidiaries, if any, listed in
               Schedule 5.4 shall, subject to Section 9.6(b), be Unrestricted Subsidiaries on and after the date of the Closing.

                    (b)  Right  of   Redesignation.      Subject   to   the
               satisfaction of the requirements of Section 9.6(c), the Company may at any time designate

                         (i) any Unrestricted Subsidiary as a Restricted Subsidiary, or

                         (ii) any Restricted Subsidiary as an  Unrestricted
                    Subsidiary, by delivering to each holder of Notes a written notice, signed by a Senior Financial Officer, certifying that the Board of Directors shall have so designated such Subsidiary.

                    (c)  Designation Criteria.
                         (i) No Subsidiary shall at any time after the date of the Closing be designated as a Restricted Subsidiary, unless

                              (A) immediately before and after, and after giving effect to such designation, and assuming that all obligations, liabilities and Investments of, and all Liens on the property of, such Subsidiary being so designated were incurred or made contemporaneously with such designation, no Default or Event of Default exists or would exist, and

                              (B) such Subsidiary shall not previously have been redesignated pursuant to this Section
                         9.6 more than twice.
                         (ii) No Subsidiary  shall at  any time  after  the
                    date of the Closing be designated as an Unrestricted Subsidiary, unless

                              (A) immediately before and after, and after giving effect to such designation, no Default or Event of Default exists or would exist, and

                              (B) such Subsidiary shall not previously have been redesignated pursuant to this Section
                         9.6 more than twice.

                    (d) Effectiveness. Other than as set forth in the last two sentences of Section 9.6(a), any designation under this Section 9.6 that satisfies all of the conditions set forth in this Section 9.6 shall become effective, for purposes of this Agreement, on the day that notice thereof shall have been delivered by the Company and received by each holder of Notes in accordance with the provisions of
               Section 18.

                    (e)  Covenant Compliance.    Each  notice  required  by
               Section 9.6(d) shall be accompanied by a certificate of a Senior Financial Officer setting forth the information (including detailed calculations) required in order to establish whether the Company is in compliance with the requirements of Sections 10.3 through Section 10.10, inclusive, at the time of such designation, and immediately after giving effect thereto (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage at such times).

               9.7  Pari Passu.

               The Company covenants that its obligations under the Notes and under this Agreement and the Other Agreements do and will rank at least pari passu with all its other present and future unsecured Senior Debt.

          10.  NEGATIVE COVENANTS.
               The Company covenants that so long as any of the Notes are outstanding:

               10.1 Nature of Business.
               The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result thereof, the principal businesses of the Company and its Restricted Subsidiaries, taken as a whole, would be changed substantially from the businesses thereof described in the Memorandum.

               10.2 Transactions with Affiliates.
               The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

               10.3 Fixed Charge Coverage.
               The Company will not, at any time, permit Consolidated Net Income Available for Fixed Charges for the period of four consecutive fiscal quarters of the Company most recently ended at such time to be less than 150% of Consolidated Fixed Charges for such period.

               10.4 Limitations on Restricted Subsidiary Indebtedness and
                    Intercompany Indebtedness.

                    (a)  Limitation on Restricted Subsidiary  Indebtedness.
               The Company will not, at any time, permit any Restricted Subsidiary to incur, issue, assume or in any other manner become liable in respect of any Indebtedness unless
                         (i)  such  Indebtedness  is  Excluded   Restricted
                    Subsidiary Indebtedness  and immediately  prior to  the
                    creation thereof, and after  giving effect thereto  and
                    to any concurrent application  of the proceeds of  such
                    Indebtedness, no  Default  or Event  of  Default  would
                    exist, or
                         (ii) such Indebtedness is not Excluded  Restricted
                    Subsidiary Indebtedness and is permitted to be incurred
                    at such time under Section 10.5, or
                         (iii)     such   Indebtedness   is   a    renewal,
                    extension (as  to time)  or refunding  of  Indebtedness
                    previously incurred in  accordance with  clause (i)  or
                    clause (ii) hereof, and
                              (A) the principal amount of the Indebtedness being so renewed, extended or refunded which is outstanding at the time of such renewal, extension or refunding is not increased, and
                              (B) immediately prior to such renewal, extension or refunding, and after giving effect thereto, no Default or Event of Default would exist.
                    (b)  No Restrictions  on  Distributions.   The  Company
               will not permit any Restricted Subsidiary to become obligated in respect of any Indebtedness after the date of the Closing if any agreement, note or other instrument executed in connection with, or as a condition to obtaining the funds constituting, such Indebtedness contains any limitation or restriction on the ability of such Restricted Subsidiary to declare or make Distributions in respect of its Capital Stock.
                    (c)  Disposition of Restricted Subsidiary Indebtedness.
               Each Restricted Subsidiary, any of whose outstanding Indebtedness is at any time sold, transferred or otherwise disposed of by the Company or another Restricted Subsidiary, shall be deemed to have incurred all such Indebtedness, and all Liens securing such Indebtedness (if any), at the time of such sale, transfer or other disposition.
                    (d)  Limitation  on  Intercompany  Indebtedness.    The
               Company will not, at any time, incur, issue, assume or in any other manner become liable in respect of any Indebtedness owing to any Subsidiary unless
                         (i)  such Subsidiary is a Wholly-Owned  Restricted
                    Subsidiary, and
                         (ii) all of the  Company's obligations in  respect
                    of such  Indebtedness  are  subordinated  in  right  of
                    payment and security to the Company's obligations under
                    the Notes on terms and conditions satisfactory in form,
                    scope and substance to the Required Holders.
                    10.5 Limitation on  Consolidated  Total  Debt  and
               Priority Indebtedness.
                    (a)  Limitation  on  Consolidated  Total  Debt.     The
               Company will not, at any time, permit Consolidated Total Debt to exceed 60% of Consolidated Total Capitalization, in each case determined at such time.
                    (b)  Limitation on Priority Indebtedness.  The  Company
               will not, at any time, or at any time permit any Restricted Subsidiary to, incur, issue, assume or in any other manner become liable in respect of any Priority Indebtedness, unless
                         (i)  immediately prior  to the  creation  thereof,
                    and after giving effect thereto and to any concurrent retirement of any other Priority Indebtedness, the aggregate amount of Priority Indebtedness would not exceed 15% of Consolidated Total Assets at such time, and
                         (ii) no Default or Event of Default would exist.

               10.6 Liens.
                    (a)  Negative Pledge.  The  Company will not, and  will
               not permit any Restricted Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of their property, whether now owned or hereafter acquired, to be subject to any Lien except:
                         (i)  Taxes, etc. -- Liens securing property taxes,
                    assessments or governmental  charges or  levies or  the
                    claims or demands of materialmen, mechanics,  carriers,
                    warehousemen,  vendors,   landlords  and   other   like
                    Persons, so long as the payment  thereof is not at  the
                    time required by Section 9.4;
                         (ii) Judicial Liens -- Liens
                              (A)  arising from  judicial  attachments  and
                         judgments,
                              (B)  securing  appeal  bonds  or  supersedeas
                         bonds, and
                              (C) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that  (1) any  such attachments  or  judgments
                    relating thereto have been stayed, bonded or discharged
                    within 60 days of the  entry thereof and the  execution
                    or  other  enforcement  of  such  Liens  is   otherwise
                    effectively stayed, (2) the claims secured thereby  are
                    being  actively  contested   in  good   faith  and   by
                    appropriate proceedings,  (3)  adequate  book  reserves
                    shall have been  established and  maintained and  shall
                    exist with respect thereto and (4) the aggregate amount
                    so  secured  shall  not  at  any  time  exceed  10%  of
                    Consolidated Adjusted Net Worth at such time;
                         (iii)     Ordinary Course Business Liens --  Liens
                    incurred or  deposits made  in the  ordinary course  of
                    business
                              (A) in connection with workers' compensation, unemployment insurance, social security and other like laws to secure statutory or public obligations of the Company or such Restricted Subsidiary in respect thereof, and
                              (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 10.6(a)(ii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;
                    provided, however, that all such  Liens do not, in  the
                    aggregate, materially detract  from the  value of  such
                    property or materially interfere  with the use of  such
                    property in the ordinary conduct of the business of the
                    Company and  its Restricted  Subsidiaries, taken  as  a
                    whole;
                         (iv) Certain Encumbrances --  Liens in the  nature
                    of reservations, exceptions, encroachments,  easements,
                    rights-of-way,  covenants,  conditions,   restrictions,
                    leases  and   other   similar   title   exceptions   or
                    encumbrances affecting  real  property,  provided  that
                    such  exceptions  and  encumbrances   do  not  in   the
                    aggregate materially detract from the value of such properties or materially interfere with the use of such property in the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;
                         (v)  Intercompany Liens -- Liens on property of  a
                    Restricted Subsidiary, provided that such Liens secure only Indebtedness or other obligations owing to the Company;
                         (vi) Closing Date Liens --  Liens in existence  on
                    the date of the Closing securing Indebtedness, provided that such Liens and the Indebtedness secured thereby are described in Schedule 5.15;
                         (vii)     Purchase Money Liens  -- Purchase  Money
                    Liens, if, after giving effect thereto and to any concurrent transactions, each such Purchase Money Lien secures Indebtedness in an amount not exceeding the lesser of
                              (A) the cost of acquisition or construction, or
                              (B)  the Fair Market Value
                    of the particular property to which such Indebtedness relates;

                         (viii)    Other  Liens  --  other  Liens  securing
                    Indebtedness  of   the   Company  or   any   Restricted
                    Subsidiary  not  otherwise  permitted  by  clauses  (i)
                    through  clause  (vii),  inclusive,  of  this   Section
                    10.6(a), provided that,
                              (A)  the Indebtedness secured thereby is,  at
                         the time of the  incurrence thereof, permitted  to
                         be incurred and outstanding in accordance with the
                         provisions of  Section 10.4(a)  and Section  10.5,
                         and
                              (B)  no Default  or  Event of  Default  would
                         exist; and
                         (ix) Refinancings,  Extensions,   etc.  --   Liens
                    securing  renewals,   extensions  (as   to  time)   and
                    refinancings  of  Indebtedness  secured  by  the  Liens
                    described in clause (i)  through clause (viii) of  this
                    Section 10.6(a), provided that
                              (A)  the  amount  of  Indebtedness  or  other
                         obligations secured  by  each  such  Lien  is  not
                         increased  in  excess  of   the  amount  of   such
                         Indebtedness or other  obligations outstanding  on
                         the   date   of   such   renewal,   extension   or
                         refinancing,
                              (B)  none  of  such  Liens  is  extended   to
                         encumber or  otherwise  relate  to  or  cover  any
                         additional  property   of  the   Company  or   any
                         Restricted Subsidiary, and
                              (C)  immediately prior  to,  and  immediately
                         after the consummation of such renewal,  extension
                         or refinancing, and  after giving effect  thereto,
                         no Default  or Event  of Default  exists or  would
                         exist.
                    (b)  Equal and Ratable Lien;  Equitable Lien.  In  case
               any property shall be subjected to a Lien in violation of this Section 10.6, the Company will forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of Notes an opinion of independent counsel (selected by the Company and reasonably satisfactory to the Required Holders) to the effect that such agreements and instruments are enforceable in accordance with their terms. Regardless of whether the Company complies with the provisions of the immediately preceding sentence, in case any property shall be subjected to a Lien in violation of this Section 10.6, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such property securing the Notes. A violation of this Section 10.6 will constitute an Event of Default, whether or not any such provision is made or action is taken pursuant to this Section 10.6(b).
                    (c)  Financing Statements.  The  Company will not,  and
               will not permit any Restricted Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Restricted Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Restricted Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section
               10.6 or to evidence for informational purposes a lessor's interest in property leased to the Company or any such Restricted Subsidiary.
               10.7 Maintenance  of  Consolidated  Adjusted   Net
                    Worth.
               The Company will not, at any time, permit Consolidated Adjusted Net Worth to be less than the sum of
                    (a)  $70,000,000 plus
                    (b)  an aggregate amount equal  to 25% of  Consolidated
               Net Income (but, in each case, only if a positive number) for each completed fiscal quarter of the Company beginning with the fiscal quarter ended July 31, 1998.
               10.8 Restricted    Payments     and     Restricted
          Investments.
                    (a)  Limit  on  Restricted   Payments  and   Restricted
               Investments. The Company will not at any time, and will not at any time permit any Restricted Subsidiary to, declare or make any Restricted Payment or make any Restricted Investment unless:
                         (i)  immediately after,  and after  giving  effect
                    to,  such   Restricted  Payment   or  such   Restricted
                    Investment, the sum of the aggregate amount of  (x) all
                    Restricted Payments declared or made during the  period
                    from and after the date of the Closing to and including
                    the  date   such  Restricted   Payment  or   Restricted
                    Investment is made, plus (y) all Restricted Investments
                    held at such  time by  the Company  and its  Restricted
                    Subsidiaries would not exceed the sum of
                              (A)  $10,000,000, plus
                              (B)  the sum  of 50%  (or minus  100% in  the
                         case of a deficit) of Consolidated Net Income  for
                         the period commencing on and including May 1, 1998
                         and  ending  on  and   including  the  date   such
                         Restricted Payment  is declared  or made  or  such
                         Restricted Investment is made, plus
                              (C)  the aggregate  amount of  cash  proceeds
                         (net of all  costs and  out-of-pocket expenses  in
                         connection    therewith,    including,     without
                         limitation, placement, underwriting and  brokerage
                         fees and expenses) received by the Company and its
                         Restricted Subsidiaries after  April 30, 1998  and
                         prior to such time from  the issuance and sale  of
                         (I) Capital Stock (other than Redeemable Stock) of
                         the  Company  (either  directly  or  through   the
                         exercise of warrants, rights  or other options  or
                         the exercise of  any rights of  the holder of  any
                         Indebtedness  of  the  Company  to  convert   such
                         Indebtedness  to   Capital   Stock   (other   than
                         Redeemable Stock)) or (II) any warrants, rights or
                         other options to purchase such Capital Stock; and
                         (ii) at  the   time   of  such   declaration   and
                    immediately before, and  after giving  effect to,  such
                    Restricted Payment  or such  Restricted Investment,  no
                    Default or Event of Default exists or would exist.
                    (b)  Time of Payment.  The Company will not authorize a
               Distribution on any class of its Capital Stock that is not payable within 90 days of authorization.
                    (c)  New Restricted Subsidiaries.  Any Subsidiary which
               becomes a  Restricted  Subsidiary  after  the  date  of  the
               Closing shall be deemed to have made, at the time such Subsidiary becomes a Restricted Subsidiary, all Restricted Investments of such Subsidiary existing immediately after such Subsidiary shall have become a Restricted Subsidiary.
               10.9 Merger, Consolidation, etc.
                    (a)  Merger and Consolidation.   The Company will  not,
               and will not permit any Restricted Subsidiary to, merge with or into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Person, or permit any other Person to merge or consolidate with or into it, provided that the foregoing restriction does not apply to
                         (i)  the merger  or consolidation  of the  Company
                    into or with,  or the  sale by  the Company  of all  or
                    substantially   all   of   its   assets   to,   another
                    corporation, if:
                              (A)  the corporation that  results from  such
                         merger or consolidation  or that  acquires all  or
                         substantially all of  such assets (the  "Surviving
                         Corporation") is organized under  the laws of  the
                         United States of America, any state thereof or the
                         District of Columbia;
                              (B)  the due  and  punctual  payment  of  the
                         principal of and  Make-Whole Amount,  if any,  and
                         interest on all of  the Notes, according to  their
                         tenor, and the  due and  punctual performance  and
                         observance of all the  covenants in the Notes  and
                         this Agreement to be performed or observed by  the
                         Company, are  expressly assumed  by the  Surviving
                         Corporation  pursuant  to   such  agreements   and
                         instruments as shall be  approved by the  Required
                         Holders, and the Company causes to be delivered to
                         each holder  of Notes  an opinion  of  independent
                         counsel  reasonably  acceptable  to  the  Required
                         Holders to  the effect  that such  agreements  and
                         instruments are  enforceable  in  accordance  with
                         their terms (subject to customary qualifications);
                         and
                              (C)  immediately prior  to,  and  immediately
                         after the  consummation  of the  transaction,  and
                         after giving effect thereto,  no Default or  Event
                         of Default exists or would exist;
                         (ii) a merger of a Restricted Subsidiary into,  or
                    a consolidation of  a Restricted  Subsidiary with,  the
                    Company (so  long  as  the  Company  is  the  surviving
                    entity) or  a  Wholly-Owned Restricted  Subsidiary  (so
                    long as such Wholly-Owned Restricted Subsidiary is  the
                    surviving entity) or the sale or other disposition by a
                    Restricted Subsidiary of  all or  substantially all  of
                    its assets to the Company or a Wholly-Owned  Restricted
                    Subsidiary; and
                         (iii)     the merger  of a  Restricted  Subsidiary
                    into, or consolidation of a Restricted Subsidiary with,
                    or the  sale  or  other  disposition  by  a  Restricted
                    Subsidiary of all  or substantially all  of its  assets
                    to,  another  corporation  (which   shall  not  be   an
                    Affiliate or a Restricted Subsidiary), if
                              (A)  such  transaction   complies,   in   all
                         respects, with  the provisions  of Section  10.10,
                         and
                              (B)  immediately prior  to,  and  immediately
                         after the  consummation  of the  transaction,  and
                         after giving effect thereto,  no Default or  Event
                         of Default exists or would exist.
                    (b)  Acquisition of Stock, etc.  The Company will  not,
               and will not permit any Restricted Subsidiary to, acquire any Capital Stock of any Person if upon completion of such acquisition such Person would be a Restricted Subsidiary, or acquire all of the property of, or such of the property as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately prior to, and immediately after the consummation of such acquisition, and after giving effect thereto, no Default or Event of Default exists or would exist.
               10.10     Sale of Assets, etc.
                    (a)  Sale of Assets,  etc.  The  Company will not,  and
               will not permit any of its Restricted Subsidiaries to, make any Asset Disposition, unless:
                         (i)  in the  good faith  opinion of  the  Company,
                    such Asset Disposition is in exchange for consideration
                    having a Fair Market  Value at least  equal to that  of
                    the property exchanged; and
                         (ii) immediately after giving effect to such Asset
                    Disposition:
                              (A)  no Default  or  Event of  Default  would
                         exist; and
                              (B)  the Disposition  Value of  all  property
                         that was the subject  of any Asset Disposition  by
                         the  Company  and   its  Restricted   Subsidiaries
                         occurring during such fiscal year would not exceed
                         10% of Consolidated Total Assets determined as  of
                         the end  of the  then most  recently ended  fiscal
                         year (such amount in respect of the fiscal year in
                         which such  Transfer is  proposed  to be  made  is
                         herein  referred  to   as  the  "Specified   Asset
                         Percentage").
                    (b)  Transfers in Excess of the Specified Percentage.
                         (i)  Application  of   Excess   Proceeds   Amount.
                    Notwithstanding the provisions of Section 10.10(a), the
                    Company may, and may permit a Restricted Subsidiary to,
                    Transfer, in any fiscal  year of the Company,  property
                    having  an  aggregate  book  value  in  excess  of  the
                    Specified Asset Percentage for such fiscal year of  the
                    Company if:
                              (A)  the Excess  Proceeds Amount  shall  have
                         been applied  by the  Company or  such  Restricted
                         Subsidiary to  a  Qualified  Proceeds  Application
                         within 360  days of  the  receipt thereof  by  the
                         Company or such Restricted Subsidiary;
                              (B)  immediately   before   and   after   the
                         consummation of  each  such  Transfer,  and  after
                         giving effect  thereto,  no Default  or  Event  of
                         Default exists or would exist; and
                              (C)  prior to or  contemporaneously with  the
                         application of all or  any portion of such  Excess
                         Proceeds Amount, the Company shall have  delivered
                         a certificate of a  Senior Officer to each  holder
                         of Notes providing a detailed description of  such
                         application and certifying that the conditions set
                         forth in subclause  (A) and  subclause (B)  hereof
                         have been satisfied.
                         (ii) Failure   to    Apply    Proceeds.        If,
                    notwithstanding  the   provisions   of   this   Section
                    10.10(b), the Company shall fail to comply with any  of
                    the requirements  of  Section  10.10(b)(i),  then  such
                    failure to comply with any  such provisions as of  such
                    date shall be deemed to be an Event of Default.
          11.  EVENTS OF DEFAULT.
               An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:
                    (a)  Principal or  Make-Whole  Amount Payments  --  the
               Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
                    (b)  Interest Payments -- the  Company defaults in  the
               payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
                    (c)  Particular  Covenant  Defaults   --  the   Company
               defaults in the performance of or compliance with any term contained in any of Sections 10.2 through 10.10, inclusive, or Section 7.1(e); or
                    (d)  Other Defaults  --  the Company  defaults  in  the
               performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or
                    (e)  Warranties    or     Representations    --     any
               representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
                    (f)  Default on Indebtedness or Security --
                         (i)  the Company or any Significant Subsidiary  is
                    in default  (as  principal  or as  guarantor  or  other
                    surety) in the payment of  any principal of or  premium
                    or make-whole amount  or interest  on any  Indebtedness
                    (other than Indebtedness under  this Agreement and  the
                    Notes) beyond any period of grace provided with respect
                    thereto, that individually or together with such  other
                    Indebtedness as to which any such failure exists has an
                    aggregate outstanding  principal  amount in  excess  of
                    $5,000,000, or
                         (ii) the Company or any Significant Subsidiary  is
                    in default in the performance of or compliance with any
                    term of any  evidence of any  Indebtedness (other  than
                    Indebtedness under this Agreement and the Notes),  that
                    individually or together  with such other  Indebtedness
                    as to which  any such failure  exists has an  aggregate
                    outstanding principal amount  in excess of  $5,000,000,
                    or  of  any  mortgage,  indenture  or  other  agreement
                    relating thereto or any other condition exists, and  as
                    a  consequence  of  such  default  or  condition   such
                    Indebtedness has become, or  has been declared (or  one
                    or  more   Persons  are   entitled  to   declare   such
                    Indebtedness to be), due and payable before its  stated
                    maturity or  before its  regularly scheduled  dates  of
                    payment, or
                         (iii)     as a  consequence of  the occurrence  or
                    continuation of any event or condition (other than  the
                    passage  of  time  or  the  right  of  the  holder   of
                    Indebtedness to convert  such Indebtedness into  equity
                    interests),
                              (A)  the   Company    or   any    Significant
                         Subsidiary has  become  obligated to  purchase  or
                         repay Indebtedness before its regular maturity  or
                         before its regularly scheduled dates of payment in
                         an  aggregate  outstanding  principal  amount   in
                         excess of $5,000,000, or
                              (B)  one or more  Persons have  the right  to
                         require the Company or any Significant  Subsidiary
                         so to purchase or repay such Indebtedness; or
                    (g)  Voluntary Petitions, etc. --   the Company or  any
               Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
                    (h)  Involuntary Bankruptcy Proceedings  -- a court  or
               governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Significant Subsidiary or with respect to any substantial part of the property of the Company or any Significant Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such order or petition shall not be dismissed within 60 days; or
                    (i)  Undischarged Final Judgments  -- a final  judgment
               or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
                    (j)  ERISA -- if
                         (i)  any Plan shall  fail to  satisfy the  minimum
                    funding standards of  ERISA or  the Code  for any  plan
                    year or part thereof or a  waiver of such standards  or
                    extension of  any  amortization  period  is  sought  or
                    granted under section 412 of the Code,
                         (ii) a notice  of  intent  to  terminate any  Plan
                    shall have been or is  reasonably expected to be  filed
                    with  the  PBGC  or  the  PBGC  shall  have  instituted
                    proceedings under ERISA  section 4042  to terminate  or
                    appoint a trustee  to administer any  Plan or the  PBGC
                    shall have notified the Company or any ERISA  Affiliate
                    that  a  Plan  may  become   a  subject  of  any   such
                    proceedings,
                         (iii)     the  aggregate   "amount   of   unfunded
                    benefit liabilities"  (within  the meaning  of  section
                    4001(a)(18) of ERISA)  under all  Plans, determined  in
                    accordance with Title IV of  ERISA, shall exceed 5%  of
                    Consolidated Adjusted Net Worth,
                         (iv) the Company or any ERISA Affiliate shall have
                    incurred  or  is  reasonably  expected  to  incur   any
                    liability pursuant to  Title I or  IV of  ERISA or  the
                    penalty or excise tax  provisions of the Code  relating
                    to employee benefit plans,
                         (v)  the Company or any ERISA Affiliate  withdraws
                    from any Multiemployer Plan, or
                         (vi) the Company or any Subsidiary establishes  or
                    amends any employee welfare benefit plan that  provides
                    post-employment welfare benefits in a manner that would
                    increase the liability of the Company or any Restricted
                    Subsidiary thereunder;
               and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
          As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.
          12.  REMEDIES ON DEFAULT, ETC.
               12.1 Acceleration.
                    (a)  If an Event of Default with respect to the Company
               described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause
               (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
                    (b)  If any other Event of Default has occurred and  is
               continuing,
                         (i)  any  holder  or  holders  of  a  majority  in
                    principal amount of the Series  A1 Notes and Series  A2
                    Notes at the time outstanding may at any time at its or
                    their option,  by notice  or  notices to  the  Company,
                    declare all the  Series A1  Notes and  Series A2  Notes
                    then outstanding to be immediately due and payable, and
                         (ii) any  holder  or  holders  of  a  majority  in
                    principal amount  of the  Series B  Notes at  the  time
                    outstanding may at any time at its or their option,  by
                    notice or  notices  to  the Company,  declare  all  the
                    Series B Notes then  outstanding to be immediately  due
                    and payable.
                    (c)  If any Event of Default described in paragraph (a)
               or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable. Upon any Notes becoming due and payable under this
          Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and
          (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
               12.2 Other Remedies.
               If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
               12.3 Rescission.
                    (a)  Series A1 Notes and Series A2 Notes.  At any  time
               after any Series A1 Notes and Series A2 Notes have been declared due and payable pursuant to clause (b) or clause
               (c) of Section 12.1, the holders of not less than a majority in principal amount of the Series A1 Notes and Series A2 Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (i) the Company has paid all overdue interest on the Series A1 Notes and Series A2 Notes, all principal of and Make-Whole Amount, if any, due and payable on any Series A1 Notes and Series A2 Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Series A1 Notes and Series A2 Notes, at the Default Rate, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Series A1 Notes and Series A2 Notes.
                    (b)  Series B Notes.   At any time  after any Series  B
               Notes have been declared due and payable pursuant to  clause
               (b) or clause (c) of Section 12.1, the holders of not less than a majority in principal amount of the Series B then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
               (i) the Company has paid all overdue interest on the Series B Notes, all principal of and Make-Whole Amount, if any, due and payable on any Series B Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Series B Notes, at the Default Rate, (ii) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and
               (iii) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Series B Notes.
                    (c)  Effect  on   Subsequent  Events   of  Default   or
               Defaults. No rescission and annulment under Section 12.3(a) or Section 12.3(b) will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
               12.4 No Waivers or Election of Remedies, Expenses, etc.
               No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.
          13.  REGISTRATION; EXCHANGE;  SUBSTITUTION OF  NOTES.
               The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
               13.2 Transfer and Exchange of Notes.
               Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A1, Exhibit A2 or Exhibit B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. The Company shall not be required to recognize any transfer of Notes other than a transfer effected in accordance with the provisions of this
          Section 13.2.
               13.3 Replacement of Notes.
               Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
                    (a)  in the  case of  loss,  theft or  destruction,  of
               indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or an Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or
                    (b)  in the  case  of mutilation,  upon  surrender  and
               cancellation thereof,
          the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
          14.  PAYMENTS ON NOTES.
               14.1  Place of Payment.
               Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Santa Rosa, California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in the United States.

               14.2 Home Office Payment.
               So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

          15.  EXPENSES, ETC.
               15.1 Transaction Expenses.
               Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Significant Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).
               15.2 Survival.
               The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

          16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
          AGREEMENT.
               All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          17.  AMENDMENT AND WAIVER.
               17.1 Requirements.
                    (a)  Series A1 Notes and Series A2  Notes.  So long  as
               any Series A1 Notes or Series A2 Notes are outstanding, this Agreement and the Series A1 Notes and Series A2 Notes may be amended, and the observance of any term hereof or of such Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of a majority in principal amount of the Series A1 Notes and Series A2 Notes at the time outstanding, except that (i) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Series A1 Note and Series A2 Note at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Series A1 Notes or Series A2 Notes, (B) change the percentage of the principal amount of the Series A1 Notes and Series A2 Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.
                    (b)  Series B Notes.  So long as any Series B Notes are
               outstanding, this Agreement and the Series B Notes may be amended, and the observance of any term hereof or of such Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of a majority in principal amount of the Series B Notes at the time outstanding, except that (i) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (ii) no such amendment or waiver may, without the written consent of the holder of each Series B Note at the time outstanding affected thereby,
               (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Series B Notes, (B) change the percentage of the principal amount of the Series B Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.
               17.2 Solicitation of  Holders of  Notes.
                    (a)  Solicitation.    The  Company  will  provide  each
               holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
                    (b)  Payment.    The  Company  will  not  directly   or
               indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof pursuant to Section 17.1(a) or Section 17.1(b), as the case may be, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes of any Series affected by such waiver or amendment, as the case may be, then outstanding even if such holder did not consent to such waiver or amendment.

               17.3 Binding Effect, etc.
               Any  amendment  or  waiver  consented  to  as  provided   in
          Section 17.1(a) and Section 17.1(b) applies equally to all holders of each Series of Notes affected by such amendment or waiver and is binding upon them and upon each future holder of any Note of such Series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
               17.4 Notes held by Company, etc.
               Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

          18.  NOTICES.
               All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
                    (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,
                    (ii) if to any other holder of any Note, to such holder
               at such address as such other holder shall have specified to the Company in writing, or

                    (iii)     if to the Company,
                              Optical Coating Laboratory, Inc.
                              2789 Northpoint Parkway
                              Santa Rosa, California 95407-7397
                              Attention: Mr.Craig B. Collins,
                              Vice President, Finance and
                              Chief Financial  Officer and

                              Joseph  C. Zils, Esq.,
                              Vice President and Corporate Counsel
                              Phone:    (707) 545-6440
                              Facsimile:     (707) 525-6840
                              with a copy to:

                         John V. Erickson, Esq.
                         Collette & Erickson
                         555 California Street, Suite 4350
                         San Francisco, California  94104
                         Phone:    (415) 788-4646
                         Facsimile:     (415) 788-6929

               or at such other address as the Company shall have furnished in writing to all holders of the Notes at the time outstanding.

          Notices under this Section 18 will be deemed given only when actually received.

          19.  REPRODUCTION OF DOCUMENTS.
               This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
          Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          20.  CONFIDENTIAL INFORMATION.
               For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that
                    (a)  was publicly known or otherwise known to you prior
               to the time of such disclosure,
                    (b)  subsequently becomes publicly known through no act
               or omission by you or any person acting on your behalf,
                    (c)  otherwise becomes known to you other than  through
               disclosure by the Company or any Subsidiary, or
                    (d)  constitutes financial statements delivered to  you
               under Section 7.1 that are otherwise publicly available.
          You will maintain the confidentiality of such Confidential Information in accordance with reasonable procedures and standards adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:
                    (i)  your  directors,  officers,  trustees,  employees,
               agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes and so long as you employ reasonable procedures and standards designed to maintain the confidential nature of all such Confidential Information that is disclosed to such persons),
                    (ii) your financial  advisors  and  other  professional
               advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
                    (iii)     any other holder of any Note,
                    (iv) any Institutional Investor  to which  you sell  or
               offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
                    (v)  any Person from  which you offer  to purchase  any
               Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
               Section 20),
                    (vi) any federal or  state regulatory authority  having
               jurisdiction over you, if disclosure is required by, or in good faith deemed advisable by you to comply with, any law or order,
                    (vii)     the   National   Association   of   Insurance
               Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio,
                    (viii)    any other Person  to which  such delivery  or
               disclosure may be necessary or appropriate (in your good faith business or legal judgment),
                         (A)  to effect  compliance  with  any  law,  rule,
                    regulation or order applicable to you,
                         (B)  in response to  any subpoena  or other  legal
                    process, or
                         (C)  in connection  with any  litigation to  which
                    you are a party, or
                         (D)  if an Event  of Default has  occurred and  is
                    continuing, to the extent you may reasonably  determine
                    such  delivery  and  disclosure  to  be  necessary   or
                    appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.
          Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this
          Section 20.

          21.  SUBSTITUTION OF PURCHASER.
               You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
          Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

          22.  MISCELLANEOUS
               22.1 Successors and Assigns.
               All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
               22.2 Payments  Due  on  Non-Business  Days;   When
                    Payments Deemed Received.
                    (a)  Payments Due on  Non-Business Days.   Anything  in
               this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
                    (b)  Payments, When Received.   Any payment to be  made
               to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).
               22.3 Severability.
               Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
               22.4 Construction.
               Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
               22.5 Counterparts.
               This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
               22.6 Governing Law.
               THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF CONNECTICUT EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


          [Remainder of page intentionally blank.   Next page is  signature
          page.]


                    If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       OPTICAL  COATING  LABORATORY, INC.

                                       By
                                       Name:
                                       Title:

          The foregoing is hereby
          agreed to as of the
          date thereof.

          [PURCHASER]

          By:
          Name:
          Title:


          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT


                                     SCHEDULE A
                         INFORMATION RELATING TO PURCHASERS


          Purchaser   MODERN WOODMEN OF AMERICA
          Name
          Name in Note is       Modern Woodmen of America
          Registered
          Series; Note          Series A1; RA1-1; $4,000,000
          Registration Number;
          Principal Amount
          Description of        R-3; $4,000,000
          Existing Note
          Surrendered for
          Cancellation;
          Outstanding
          Principal Amount
          Payment on Account
          of Note

               Method           Federal Funds Wire Transfer

               Account          The Northern Trust Company
                                50 South LaSalle Street
               Information      Chicago, IL  60675
                                Account Name:  Modern Woodmen of America
                                Account No. 84352
          Accompanying          Name of Company:    OPTICAL COATING
          Information                               LABORATORY, INC.
                                Description of
                                Security:      8.71% Series A1 Senior
                                               Notes Due June 1, 2002
                                PPN:           683829 A@ 4
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   Modern Woodmen of America
          Related to Payments   Attn:  Investment Department
                                1701 1st Avenue
                                Rock Island, IL 61201
          Address for all       Modern Woodmen of America
          other Notices         Attn: Investment Department
                                1701 1st Avenue
                                Rock Island, IL 61201
                                Telecopy: (309) 786-1701

          Purchaser   MODERN WOODMEN OF AMERICA
          Name
          Other Instructions    MODERN WOODMEN OF AMERICA

                                By_______________________
                                     Name:
                                     Title:
          Instructions re       Investment Department of Purchaser
          Delivery of Notes
          Tax Identification    36-1493430
          Number

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-2

          Purchaser   AMERICAN LIFE AND CASUALTY INSURANCE
          Name                  COMPANY

          Name in Which Note    Salkeld & Co.
          is Registered
          Series; Note          Series A1; RA1-2; $2,400,000
          Registration Number;
          Principal Amount
          Description of        R-4; $2,400,000
          Existing Note
          Surrendered for
          Cancellation;
          Outstanding
          Principal Amount
          Payment on Account
          of Note
                                Federal Funds Wire Transfer
               Method
                                Care of Banker's Trust
               Account          ABA #021001033
               Information      Account No. 99911145
                                Attention:  FFC:    American Life and
                                          Casualty Insurance Company
                                          99810
          Accompanying          Name of Company:    OPTICAL COATING
          Information                          LABORATORY, INC.
                                Description of
                                Security:      8.71% Series A1 Senior
                                               Notes Due June 1, 2002
                                PPN:           683829 A@ 4
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   American Life and Casualty Insurance
          Related to Payments   Company
                                11825 N. Pennsylvania Avenue
                                P.O. Box 1925
                                Carmel, IN  46032
                                Attn:  Dan Skiba
                                Telephone:     317-817-6954
                                Fax:      317-817-2779
          Address for all       American Life and Casualty Insurance
          other Notices         Company

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-3

          Purchaser             AMERICAN LIFE AND CASUALTY INSURANCE
          Name                  COMPANY

                                11825 N. Pennsylvania Avenue
                                P.O. Box 1925
                                Carmel, IN  46032
                                Attn:  Dan Skiba
                                Telephone:     317-817-6954
                                Fax:      317-817-2779

          Other Instructions    AMERICAN LIFE AND CASUALTY INSURANCE
                                COMPANY

                                By_______________________
                                     Name:
                                     Title:

          Instructions re       Law Department of Purchaser
          Delivery of Notes
          Tax Identification    45-0103436
          Number

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-4

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY

          Name in Which Note    Massachusetts Mutual Life Insurance
          is Registered         Company
          Series; Note          Series A2; RA2-1; $8,000,000
          Registration Number;
          Principal Amount
          Description of
          Existing,Notes        R-2; $4,000,000
          Surrendered for
          Cancellation;
          Outstanding
          Payment on Account
          of Note
                                Federal Funds Wire Transfer
               Method
                                Chase Manhattan Bank, N.A.
               Account          4 Chase MetroTech Center
               Information      New York, NY 10081
                                ABA No.: 021000021
                                For Segment 43 - Par Whole Life
                                Account No.  910-2-742765
                                Re:  See "Accompanying information" below
                                With telephone advice of payment to the
                                Securities Custody and Collection
                                Department of Massachusetts Mutual Life
                                Insurance Company at (413) 744-3878
          Accompanying          Name of Company:    OPTICAL COATING
          Information                               LABORATORY, INC.
                                Description of
                                Security:      7.80% Series A2 Senior
                                               Note Due July 31, 2008
                                PPN:           683829 A# 2
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   Massachusetts Mutual Life
          Related to Payments   Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Custody and
                                          Collection Department, F 381

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT
                                    Schedule A-5

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY


          Address for all       Massachusetts Mutual Life
          other Notices         Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:   Securities Investment Division
                                        Lawrence D. Stillman, Managing
                                        Director
          Other Instructions    MASSACHUSETTS MUTUAL LIFE INSURANCE
                                COMPANY

                                By_______________________
                                     Name:
                                     Title:
          Instructions re       Law Department of Purchaser
          Delivery of Notes
          Tax Identification    04-1590850
          Number

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-6

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY

          Name in Which Note    Massachusetts Mutual Life Insurance
          is Registered         Company
          Series; Note          Series B; RB-1; $12,500,000
          Registration Number;
          Principal Amount
          Payment on Account
          of Note
                                Federal Funds Wire Transfer
               Method
                                Citibank, N.A.
               Account          111 Wall Street
               Information      New York, NY 10043
                                ABA No. 021000089
                                For MassMutual Long Term Pool
                                Account No. 4067-3488
                                Re:  See "Accompanying information" below
                                With telephone advice of payment to the
                                Securities Custody and Collection
                                Department of Massachusetts Mutual Life
                                Insurance Company at (413) 744-3878
          Accompanying          Name of Company:    OPTICAL COATING
          Information                               LABORATORY, INC.
                                Description of
                                Security:      6.69% Series B Senior
                                               Notes Due July 31, 2008
                                PPN:           683829 B* 5
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   Massachusetts Mutual Life
          Related to Payments   Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Custody and
                                     Collection Department, F 381
          Address for all       Massachusetts Mutual Life
          other Notices         Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Investment Division

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT
                                    Schedule A-7

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY

                                     Lawrence D. Stillman, Managing
                                     Director
          Other Instructions    MASSACHUSETTS MUTUAL LIFE INSURANCE
                                COMPANY

                                By_______________________
                                     Name:
                                     Title:
          Instructions re       Law Department of Purchaser
          Delivery of Notes
          Tax Identification    04-1590850
          Number

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-8

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY

          Name in Which Note    Massachusetts Mutual Life Insurance
          is Registered         Company
          Series; Note          Series B; RB-2; $2,500,000
          Registration Number;
          Principal Amount
          Payment on Account
          of Note
                                Federal Funds Wire Transfer
               Method
                                Chase Manhattan Bank, N.A.
               Account          4 Chase MetroTech Center
               Information      New York, NY 10081
                                ABA No.: 021000021
                                For MassMutual Pension Management
                                Account No.  910-2594018
                                Re:  See "Accompanying information" below
                                With telephone advice of payment to the
                                Securities Custody and Collection
                                Department of Massachusetts Mutual Life
                                Insurance Company at (413) 744-3878
          Accompanying          Name of Company:    OPTICAL COATING
          Information                               LABORATORY, INC.
                                Description of
                                Security:      6.69% Series B Senior
                                               Notes Due July 31, 2008
                                PPN:           683829 B* 5
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   Massachusetts Mutual Life
          Related to Payments   Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Custody and
                                     Collection Department
                                     F 381
          Address for all       Massachusetts Mutual Life Insurance
          other Notices         Company
                                1295 State Street
                                Springfield, MA  01111


          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-9

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY

                                Attn:     Securities Investment Division
                                     Lawrence D. Stillman, Managing
                                     Director
          Other Instructions    MASSACHUSETTS MUTUAL LIFE INSURANCE
                                COMPANY

                                By_______________________
                                     Name:
                                     Title:
          Instructions re       Law Department of Purchaser
          Delivery of Notes
          Tax Identification    04-1590850
          Number


          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-10

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY

          Name in Which Note    Massachusetts Mutual Life Insurance
          is Registered         Company
          Series; Note          Series B; RB-3; $3,000,000
          Registration Number;
          Principal Amount
          Payment on Account
          of Note
                                Federal Funds Wire Transfer
               Method
                                Citibank, N.A.
               Account          111 Wall Street
               Information      New York, NY 10043
                                ABA No. 021000089
                                For MassMutual B-14
                                Account No. 4065-5546
                                Re:  See "Accompanying information" below
                                With telephone advice of payment to the
                                Securities Custody and Collection
                                Department of Massachusetts Mutual Life
                                Insurance Company at (413) 744-3878
          Accompanying          Name of Company:    OPTICAL COATING
          Information                          LABORATORY, INC.
                                Description of
                                Security:      6.69% Series B Senior
                                               Notes Due July 31, 2008
                                PPN:           683829 B* 5
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   Massachusetts Mutual Life
          Related to Payments   Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Custody and
                                     Collection Department, F 381
          Address for all       Massachusetts Mutual Life
          other Notices         Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Investment Division


          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-11

          Purchaser             MASSACHUSETTS MUTUAL LIFE INSURANCE
          Name                  COMPANY

                                    Lawrence D. Stillman, Managing Director

          Other Instructions    MASSACHUSETTS MUTUAL LIFE INSURANCE
                                COMPANY

                                By_______________________
                                     Name:
                                     Title:
          Instructions re       Law Department of Purchaser
          Delivery of Notes
          Tax Identification    04-1590850
          Number

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT
                                    Schedule A-12

          Purchaser             BAYSTATE HEALTH SYSTEMS, INC.
          Name
          Name in Which Note    MAC & Co.
          is Registered
          Series; Note          Series B; RB-4; $500,000
          Registration Number;
          Principal Amount
          Payment on Account
          of Note
                                Federal Funds Wire Transfer
               Method
                                Boston Safe Deposit and Trust Company
               Account          ABA No. 011001234
               Information      DDA No. 048771
                                Ref:  Baystate Health Systems
                                Intermediate Aggregate
                                A/C #BPOF3001002
                                Re:  See "Accompanying information" below
                                With telephone advice of payment to the
                                Securities Custody and Collection
                                Department of Massachusetts Mutual Life
                                Insurance Company at (413) 744-3561
          Accompanying          Name of Company:    OPTICAL COATING
          Information                               LABORATORY, INC.
                                Description of
                                Security:      6.69% Series B Senior
                                               Notes Due July 31, 2008
                                PPN:           683829 B* 5
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   Baystate Health Systems, Inc.
          Related to Payments   c/o Massachusetts Mutual Life
                                  Insurance Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Custody and
                                     Collection Department, F 381
          Address for all       Baystate Health Systems, Inc.
          other Notices         c/o Massachusetts Mutual Life Insurance
                                Company
                                1295 State Street
                                Springfield, MA  01111
                                Attn:     Securities Investment Division
                                     Lawrence D. Stillman, Managing
                                     Director


          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-13

          Purchaser                  BAYSTATE HEALTH SYSTEMS, INC.
          Name
          Other Instructions         BAYSTATE HEALTH SYSTEMS, INC.
                                     By Massachusetts Mutual Life
                                     Insurance Company, as Investment
                                     Adviser
                                     By_______________________
                                     Name:
                                     Title:
          Instructions re       Law Department of Purchaser
          Delivery of Notes
          Tax Identification    04-2105941
          Number

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-14

          Purchaser             PRINCIPAL LIFE INSURANCE COMPANY
          Name
          Name in Which Note    Principal Life Insurance Company
          is Registered
          Series; Note          Series B; RB-5; $11,500,000
          Registration Number;
          Principal Amount
          Payment on Account
          of Note
                                Federal Funds Wire Transfer (by 12:00
               Method           Noon New York City time)
               Account          Norwest Bank Iowa, N.A.
               Information      7th and Walnut Streets
                                Des Moines, IA 50309
                                ABA # 073000228
                                For credit to Principal Life Insurance
                                Company
                                Account No. 014752
                                OBI PFGSE (S)B0061658()
                                Re:  See "Accompanying Information" below
          Accompanying          Name of Company:    OPTICAL COATING
          Information                          LABORATORY, INC.
                                Description of
                                Security:      6.69% Series B Senior
                                               Notes Due July 31, 2008
                                PPN:           683829 B* 5
                                Due Date and Application (as among
                                principal, Make-Whole Amount and
                                interest) of the payment being made:
          Address for Notices   Principal Life Insurance Company
          Related to Payments   711 High Street
                                Des Moines, IA 50392-0960
                                Attn:  Investment Accounting - Securities
                                Fax:  515-248-2643
                                Confirmation:  515-247-0689
          Address for all       Principal Life Insurance Company
          other Notices         711 High Street
                                Des Moines, IA 50392-0800
                                Attn:  Investment - Securities
                                Fax:  515-248-2490
                                Confirmation:  515-248-3495
          Other Instructions    PRINCIPAL LIFE INSURANCE COMPANY

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule A-15

          Purchaser             PRINCIPAL LIFE INSURANCE COMPANY
          Name

                                By_______________________
                                     Name:
                                     Title:

                                By_______________________
                                     Name:
                                     Title:
          Instructions re       Debra Svoboda Epp, Esq.
          Delivery of Notes     Principal Life Insurance Company
                                711 High Street
                                Des Moines, IA 50392-0301
          Tax Identification    42-0127290
          Number

          OPTICAL COATING LABORATORY, INC.          NOTE PURCHASE AGREEMENT

                                    Schedule B-16

                                     SCHEDULE B
                                    DEFINED TERMS
               As used  herein, the  following  terms have  the  respective meanings set forth below or set forth in the Section hereof following such term:
               "Affiliate" means,  at  any time,  a  Person (other  than  a
          Restricted Subsidiary)
                    (a)  that directly or  indirectly through  one or  more
               intermediaries Controls, or  is Controlled by,  or is  under common Control with, the Company,
                    (b)  that beneficially owns or holds 10% or more of any
               class of the Voting Stock of the Company,
                    (c)  10% or more of the Voting Stock (or in the case of
               a Person  that is  not a  corporation, 10%  or more  of  the equity interest) of which is  beneficially owned or held  by the Company or a Subsidiary, or
                    (d)  that is an officer or director (or a member of the
               immediate family of an officer  or director) of the  Company or any Subsidiary,
          at such time.
          As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
               "Agreement, this" is defined in Section 17.3.
               "Asset Disposition" means any Transfer except:
                    (a)  any Transfer from  the Company  to a  Wholly-Owned
               Restricted Subsidiary, and  any Transfer  from a  Restricted
               Subsidiary to the  Company or to  a Wholly-Owned  Restricted
               Subsidiary,
                    (b)  any  Transfer  made  in  the  ordinary  course  of
               business and  involving only  property  that is  either  (i)
               inventory  held  for  sale  or  (ii)  equipment,   fixtures,
               supplies or materials no longer required in the operation of the business  of  the  Company  or  any  of  its  Restricted
               Subsidiaries, or that is obsolete,
                    (c)  a  Transfer  as   part  of  a   Sale-and-Leaseback
               Transaction,
                    (d)  Transfers  of  miscellaneous  items  of   property
               having an individual current book value of less  $1,000,000, so long as the aggregate book value of all property  subject to Transfers during any fiscal year of the Company  pursuant to this  clause (d)  does  not exceed  $2,000,000  for  such fiscal year, and
                    (e)  Transfers  of  property  in  connection  with   an
               exchange  of  property  by  the  Company  or  a   Restricted
               Subsidiary with  another Person,  so  long as  the  property received by  the Company  or such  Restricted Subsidiary  in such exchange shall  have a  substantially similar  business use as, and a Fair Market Value equal to or greater than the
               Fair Market Value of, the property subject to such Transfer.
               "Attributable Debt" means, at any time, with respect to  the
          Company or any Restricted Subsidiary, the present value of all Operating Rentals required to be paid by the Company or such Restricted Subsidiary under each lease created pursuant to a Sale-and-Leaseback Transaction during the then remaining term
          thereof  (determined  in   accordance  with  generally   accepted
          financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 6.69% per annum).
               "Business Day"  means,  at any  time,  a day  other  than  a
          Saturday, a Sunday or a day on which the bank designated by the holder of a Note to receive (for such holder's account) payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four consecutive days) to be closed.
               "Capital Lease" means, at any time, a lease with respect  to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
               "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.
               "Capital Stock"  means any  class  of capital  stock,  share capital or similar equity interest of a Person.
               "Closing" is defined in Section 3.
               "Code" means the Internal Revenue  Code of 1986, as  amended from time to time, and the rules and regulations promulgated thereunder from time to time.
               "Company" is defined  in the introductory  sentence of  this
          Agreement.
               "Confidential Information" is defined in Section 20.
               "Consolidated Adjusted Net Worth" means, at any time,
                    (a)  the sum of
                         (i)  the par value (or  value stated on the  books
                    of the corporation) at such  time of the Capital  Stock
                    of the  Company,  plus  (or minus  in  the  case  of  a
                    deficit), plus
                         (ii) the amount  of  the paid-in  surplus  of  the
                    Company at such time, plus (or  minus in the case of  a
                    deficit), plus
                         (iii)     the amount of  the retained earnings  of
                    the Company at such time; minus
                    (b)  the net book value  at such time (after  deducting
               related depreciation, obsolescence, amortization,  valuation and other proper reserves) of  all Intangible Assets of  the
               Company and its Restricted Subsidiaries, other than Excluded
               Intangible Assets,
          in each case, as would appear on a consolidated balance sheet for the Company and its Restricted Subsidiaries at such time prepared in accordance with GAAP.
               As used in this definition:
                    Intangible Assets -- with respect to any Person, at any
               time, means the following:
                         (a)  deferred assets, other than prepaid  expenses
                    which are  refundable (including,  without  limitation,
                    insurance and prepaid taxes);
                         (b)  patents, copyrights, trademarks, trade names,
                    service  marks,  brand  names,  franchises,   goodwill,
                    experimental expenses and other similar intangibles;
                         (c)  unamortized debt discount and expense;
                         (d)  lease rights; and
                         (e)  all other property which would be  considered
                    to be intangible under GAAP.
                    Excluded Intangible Assets -- means, at any time,
                         (a)  all Intangible Assets of the Company and  its
                    Restricted Subsidiaries  existing on  the date  of  the
                    Closing as would appear on a consolidated balance sheet
                    for such Persons on the date of the Closing prepared in
                    accordance with GAAP, and
                         (b)  all Intangible Assets of the Company and  its
                    Restricted   Subsidiaries   in   respect   of   prepaid
                    royalties,  patents,   copyrights,  trademarks,   trade
                    names, service marks and  brand names not in  existence
                    on the  date  of the  Closing,  as would  appear  on  a
                    consolidated balance  sheet for  such Persons  at  such
                    time prepared in accordance with GAAP.
               "Consolidated Fixed Charges" means, for any period, the  sum of
                    (a)  Consolidated Interest Expense, plus
                    (b)  Consolidated Operating Rental Expense,
          in each case, determined for such period.
               "Consolidated Interest Expense" means,  for any period,  the aggregate amount of interest accrued or capitalized on, or with respect to, Consolidated Total Indebtedness for such period, including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes.
               "Consolidated  Net  Income"  means,  for  any  period,   net
          earnings (or  loss) after  income taxes  of the  Company and  its
          Restricted  Subsidiaries  for  such   period,  determined  on   a
          consolidated basis for such Persons in accordance with GAAP, but excluding:
                    (a)  net earnings (or loss) of any Person accrued prior
               to the date  such Person became  a Restricted Subsidiary  or was merged  into  or  consolidated with  the  Company  or  a
               Restricted Subsidiary;
                    (b)  any extraordinary, unusual  or nonrecurring  gains
               or losses;
                    (c)  any gain arising from any reappraisal or  write-up
               of assets;
                    (d)  any portion of the net earnings of any  Restricted
               Subsidiary  that,  by  reason   of  any  contract,   charter
               restriction, applicable  law or  regulation, is  unavailable for payment  of dividends  to the  Company or  a  Restricted
               Subsidiary;
                    (e)  any gain or  loss (net of  tax effects  applicable
               thereto) during such  period resulting from  the receipt  of any proceeds of any  insurance policy, other than  Permitted
               Insurance Proceeds for such period;
                    (f)  any earnings of any Person acquired by the Company
               or any  Restricted Subsidiary  through purchase,  merger  or consolidation  or  otherwise,  or  earnings  of  any  Person substantially all of whose assets have been acquired by  the
               Company or any Restricted  Subsidiary, for any period  prior to the date of acquisition;
                    (g)  net  earnings  of   any  Person   (other  than   a
               Restricted  Subsidiary)  in   which  the   Company  or   any
               Restricted  Subsidiary  shall  have  an  ownership  interest unless such net earnings  shall have actually been  received by the Company or such Restricted Subsidiary in the form  of cash distributions;
                    (h)  any gain or loss  arising from the acquisition  of
               any Securities of the Company or any Restricted Subsidiary;
                    (i)  any portion of the net earnings of the Company and
               its Restricted Subsidiaries that cannot be freely  converted into United States dollars; and
                    (j)  any gain or  loss reflected in  such net  earnings
               for such period that results solely from adjustments to  net earnings from prior periods due to the cumulative effect  of changes in any accounting principles required by GAAP.
               "Consolidated Net Income Available for Fixed Charges" means, for any period, the sum of
                    (a)  Consolidated Net Income, plus
                    (b)  the aggregate amount of
                         (i)  income taxes, and
                         (ii) Consolidated Fixed Charges,
                    (to the  extent,  and only  to  the extent,  that  such
                    aggregate amount  was deducted  in the  computation  of
                    Consolidated Net Income),
          in each case accrued for such period by the Company and its Restricted Subsidiaries, determined on a consolidated basis for such Persons.
               "Consolidated Operating Rental Expense" means, with  respect to any period, the aggregate amount of Operating Rentals accrued for such period on, or with respect to, Long-Term Operating Leases of the Company and its Restricted Subsidiaries (other than Long-Term Operating Leases between the Company and any Restricted Subsidiary or between Restricted Subsidiaries), determined on a consolidated basis for such Persons for such period in accordance with GAAP.
               As used in this definition:
                    "Excluded Lease" means
                         (a)  any Capital Lease, and
                         (b)  any lease (whether or not a Capital Lease) of
                    word processing,  data,  communications,  computer  and
                    office equipment.
                    "Long-Term Operating Lease"  means any Operating  Lease
               with an original  term of more  than three years  (including any extension of such term at the option of the lessor)  and that is not cancelable during such term at the option of the lessee without incurrence  by the lessee  of a  cancellation charge or similar liability.
                    "Operating  Lease"  means  any  lease  other  than   an
               Excluded Lease.
               "Consolidated Total Assets"  means, at any  time, the  total
          amount  of  all  assets  of   the  Company  and  its   Restricted
          Subsidiaries, determined on a consolidated basis for such Persons at such time in accordance with GAAP.
               "Consolidated Total Capitalization" means, at any time,  the sum of
                    (a)  Consolidated Total Debt, plus
                    (b)  Consolidated Adjusted Net Worth,
          in each case, determined at such time.
               "Consolidated Total  Debt" means,  at  any time,  the  total
          amount  of  all   Debt  of   the  Company   and  its   Restricted
          Subsidiaries, determined on a consolidated basis for such Persons at such time in accordance with GAAP.
               "Consolidated Total Indebtedness"  means, at  any time,  the
          total  amount  of  all  Indebtedness  of  the  Company  and   its
          Restricted Subsidiaries, determined on a consolidated basis for such Persons at such time in accordance with GAAP.
               "Debt"  means,   with  respect   to  any   Person,   without
          duplication,
                    (a)  its liabilities for borrowed money (whether or not
               evidenced by a Security);
                    (b)  its liabilities for the deferred purchase price of
               property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title  retention agreement  with respect  to any  such property);
                    (c)  all liabilities for borrowed money secured by  any
               Lien with  respect  to any  property  owned by  such  Person
               (whether or not  it has assumed  or otherwise become  liable for such liabilities);
                    (d)  its Capital Lease Obligations;
                    (e)  Swaps of such Person; and
                    (f)  its Guaranties (other than Excluded Guaranties) of
               any liabilities of  another Person constituting  liabilities of a  type  set forth  in  clause (a)  through  clause  (e), inclusive;
          in each case, at such time, provided that trade accounts payable incurred by such Person in the ordinary course of business shall not constitute "Debt."
               "Debt Prepayment  Application" means,  with respect  to  any
          Transfer of property by the Company or any Restricted Subsidiary, the application by the Company or such Restricted Subsidiary of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company or such Restricted Subsidiary (other than Senior Debt owing to any of the Restricted Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar facility providing the Company or such Restricted Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt
          the  availability  of  credit  under  such  credit  facility   is
          permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 10.10(b) in a principal amount that equals the Ratable Portion
          for such Note.   If any  holder of a  Note fails  to accept  such
          offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the Ratable Portion for such Note.
               As used in this definition,
                    "Ratable Portion" means, for any Note, an amount  equal
               to the product of
                         (a)  the Net Proceeds Amount  being so offered  to
                    the payment of Senior Debt, multiplied by
                         (b)  a fraction  the  numerator of  which  is  the
                    outstanding principal  amount  of  such  Note  and  the
                    denominator  of  which  is  the  aggregate  outstanding
                    principal amount of Senior Debt of the Company and  its
                    Restricted Subsidiaries.
               "Debt Prepayment  Application Date"  is defined  in  Section
          10.10(b).
               "Default" means  an event  or  condition the  occurrence  or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
               "Default Rate"  means,  with respect  to  the Notes  of  any
          Series, that rate  of interest per  annum that is  the lesser  of
          (a) 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series or (ii) the highest rate allowed by applicable law.
               "Disposition Value" means, at any time, with respect to  any property
                    (a)  in the case of  property that does not  constitute
               Restricted Subsidiary Stock, the book value thereof,  valued at the  time  of  such disposition  in  good  faith  by  the
               Company, and
                    (b)  in  the   case   of  property   that   constitutes
               Restricted  Subsidiary  Stock,  an  amount  equal  to   that
               percentage of book  value of  the assets  of the  Restricted
               Subsidiary that  issued  such  stock  as  is  equal  to  the percentage that the book value of such Restricted Subsidiary
               Stock represents of the book value of all of the outstanding
               Capital Stock of  such Restricted  Subsidiary (assuming,  in making such  calculations, that  all Securities  convertible into such Capital  Stock are  so converted  and giving  full effect to all transactions that  would occur or be  required in connection with such  conversion) determined at the  time of the disposition thereof, in good faith by the Company.
               "Distribution" means, without  duplication, with respect  to any corporation:
                    (a)  any dividend  or  other  distribution,  direct  or
               indirect, on account of any shares of Capital Stock of  such corporation now or hereafter outstanding, whether in cash or other property,  except  a dividend  or  other  distribution payable solely in  shares of Capital  Stock of such  Person;
               and
                    (b)  any  redemption,  retirement,  purchase  or  other
               acquisition, direct or  indirect, of any  shares of  Capital
               Stock of  such  corporation now  or  hereafter  outstanding, including, without limitation, any deferred payment made  by such corporation in connection  with the acquisition of  its
               Capital Stock,  or of  any warrants,  rights or  options  to acquire any shares of such Capital Stock.
               "Environmental Laws"  means  any  and  all  Federal,  state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
               "ERISA" means the Employee Retirement Income Security Act of
          1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
               "ERISA Affiliate" means  any trade or  business (whether  or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
               "Event of Default" is defined in Section 11.
               "Excess Proceeds  Amount" means,  in respect  of any  fiscal year, an aggregate amount equal to (x) one hundred percent (100%) of the Net Proceeds Amount in respect of all Transfers of property by the Company and the Restricted Subsidiaries during such fiscal year, minus (y) an amount, expressed in Dollars, equal to the Specified Asset Percentage in respect of such fiscal year.
               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
               "Excluded Guaranty" means any Guaranty in effect on the date of the Closing and described in Schedule 5.15 under the caption "Existing Guaranties," and any renewal or extension (as to time) in respect of any such Guaranty, provided that the aggregate amount of the obligations of the Company or any Restricted Subsidiary thereunder is not increased,
                    (a)  in the  case of  the  "Existing Guaranty"  by  the
               Company in favor  of Hakuto Co.,  Ltd. with  respect to  the obligations of Hakuto-OCLI Co., Ltd., above an amount  equal to $3,000,000; and
                    (b)  in the case  of the  other "Existing  Guaranties,"
               above the maximum  amount of the  liquidated and  contingent obligations of the Company  and its Restricted  Subsidiaries thereunder immediately prior to such renewal or extension.
               "Excluded Restricted Subsidiary  Indebtedness" means at  any time (without duplication):
                    (a)  Indebtedness of a  Restricted Subsidiary owing  to
               the Company or to a Wholly-Owned Restricted Subsidiary,
                    (b)  Indebtedness   of    a    Restricted    Subsidiary
               outstanding on the  date of  the Closing  and identified  on
               Schedule  5.15  under   the  caption  "Existing   Restricted
               Subsidiary Indebtedness,"
                    (c)  Indebtedness of  a Restricted  Subsidiary  secured
               by, and  in respect  of, Liens  permitted pursuant  to,  and created  in  accordance  with,  the  provisions  of  Section
               10.6(a)(vii), and
                    (d)  Indebtedness of a  Restricted Subsidiary  incurred
               by any Person prior to the  date on which such Person  shall have become  a  Restricted  Subsidiary or  shall  have  been merged with  or into,  or  consolidated with,  a  Restricted
               Subsidiary, so long as such Indebtedness was not incurred in contemplation of such Person becoming, merging with or  into or consolidating with, a Restricted Subsidiary,
          in each case, at such time.
               "Existing Note  Purchase Agreement"  is defined  in  Section
          1.1.
               "Existing Noteholders" is defined in Section 1.1.
               "Existing Notes" is defined in Section 1.1.
               "Fair Market Value" means, at any  time and with respect  to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
               "Foreign Pension Plan" means any plan, fund or other similar program that is
                    (a)  established or  maintained outside  of the  United
               States of America by any one  or more of the Company or  its
               Subsidiaries primarily  for  the benefit  of  the  employees
               (substantially all of  whom are aliens  not residing in  the
               United  States   of  America)   of  the   Company  or   such
               Subsidiaries which  plan,  fund  or  other  similar  program provides for retirement income for such employees or results in a deferral of income for such employees in  contemplation of retirement, and
                    (b)  not otherwise subject to ERISA.
               "GAAP" means generally accepted accounting principles as  in effect from time to time in the United States of America.
               "Governmental Authority" means
                    (a)  the government of
                         (i)  the United States of America or any state  or
                    other political subdivision thereof, or
                         (ii) any jurisdiction in which the Company or  any
                    Restricted Subsidiary conducts all  or any part of  its
                    business,  or  that   asserts  jurisdiction  over   any
                    properties of the Company or any Restricted Subsidiary,
                    or
                    (b)  any  entity  exercising  executive,   legislative,
               judicial, regulatory  or  administrative  functions  of,  or pertaining to, any such government.
               "Guaranty" means, with respect to any Person, any obligation
          (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether
          directly   or   indirectly,   including,   without    limitation,
          obligations  incurred   through  an   agreement,  contingent   or
          otherwise, by such Person:
                     (a)  to purchase such indebtedness or obligation or any
               property constituting security therefor;
                    (b)  to advance or supply funds (i) for the purchase or
               payment of  such  indebtedness  or obligation,  or  (ii)  to
               maintain  any  working  capital   or  other  balance   sheet
               condition or  any income  statement condition  of any  other
               Person or otherwise to advance  or make available funds  for the purchase or payment of such indebtedness or obligation;
                    (c)  to lease properties or  to purchase properties  or
               services primarily for the purpose of assuring the owner  of such indebtedness or obligation of the ability of any  other
               Person to make payment of the indebtedness or obligation; or
                    (d)  otherwise to assure the owner of such indebtedness
               or obligation against loss in respect thereof.
          In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
               "Hazardous Material" means any and all pollutants, toxic  or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which is required or the
          generation,  manufacture,   refining,   production,   processing,
          treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).
               "holder" means,  with respect  to any  Note, the  Person  in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
               "Indebtedness" means,  with respect  to  any Person  at  any time, without duplication:
                    (a)  its liabilities for borrowed money (whether or not
               evidenced by a Security);
                    (b)  its liabilities for the deferred purchase price of
               property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title  retention agreement  with respect  to any  such property);
                    (c)  its obligations in respect of Redeemable Stock;
                    (d)  all liabilities for borrowed money secured by  any
               Lien with  respect  to any  property  owned by  such  Person
               (whether or not  it has assumed  or otherwise become  liable for such liabilities);
                    (e)  its Capital Lease Obligations;
                    (f)  the present value  of all payments  due under  any
               arrangement for retention of  title or any conditional  sale agreement (other than a Capital Lease{xe "Capital  Lease"}), in each case discounted in accordance with GAAP;
                    (g)  obligations of such Person  in respect of  letters
               of credit,  acceptances,  performance bonds  or  instruments serving a similar  function issued or  accepted by banks  or other financial institutions for the account of such  Person
               (other than obligations in  respect of any such  instruments relating to,  or  in  support of,  trade  payables  of  such
               Person);
                    (h)  Swaps of such Person; and
                    (i)  its Guaranties (other than Excluded Guaranties) of
               any liabilities of  another Person constituting  liabilities of a  type  set forth  in  clause (a)  through  clause  (h), inclusive;
          in each case, at such time, provided that trade accounts payable incurred by such Person in the ordinary course of business shall not constitute "Indebtedness."
               "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
               "Investment" means  any  investment,  made  in  cash  or  by
          delivery  of  property,   by  the  Company   or  any   Restricted
          Subsidiary:
                    (a)  in any Person,  whether by  acquisition of  stock,
               Indebtedness or other  obligation or Security,  or by  loan,
               Guaranty, advance, capital contribution or otherwise; or
                    (b)  in any property.
               "Lien" means,  with respect  to  any Person,  any  mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.
               "Make-Whole Amount" is defined in Section 8.6.
               "Material" means  material  in  relation  to  the  business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries, taken as a whole.
               "Material Adverse Effect" means a material adverse effect on
          (a)  the  business,  operations,  affairs,  financial  condition,
          assets  or  properties   of  the  Company   and  its   Restricted
          Subsidiaries, taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
          (c) the  validity  or enforceability  of  this Agreement  or  the
          Notes.
               "Memorandum" is defined in Section 5.3.
               "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).
               "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of
                    (a)  the aggregate amount of the consideration  (valued
               at the Fair Market Value of  such consideration at the  time of the  consummation  of  such Transfer)  received  by  such
               Person in respect of such Transfer, minus
                    (b)  all ordinary  and reasonable  out-of-pocket  costs
               and expenses actually incurred by such Person in  connection with such Transfer (including, without limitation, all taxes payable in connection with such Transfer).
               "Note Exchange" is defined in Section 1.2(a).
               "Notes" is defined in Section 1.2(c).
               "Officer's Certificate"  means  a certificate  of  a  Senior
          Financial Officer or of  any other officer  of the Company  whose
          responsibilities  extend   to   the  subject   matter   of   such
          certificate.
               "Operating Rentals" means, with  respect to any period,  the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on
          account   of   maintenance   and   repairs,   insurance,   taxes,
          assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.
               "Other Agreements" is defined in Section 2.3.
               "Other Purchasers" is defined in Section 2.3.
               "Payment Date" is defined in Section 8.6.
               "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation
          referred to and defined in ERISA or any successor thereto.
               "Permitted Insurance  Proceeds" means  with respect  to  any period, (a) proceeds of insurance received during such period from business interruption coverage, and (b) proceeds of any insurance received during such period as a settlement of any property loss or a reimbursement of any expenses related thereto in an amount not in excess of the amount of such loss or expenses that is required to be reflected as a loss in the net earnings of the Company and its Restricted Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, provided that such insurance proceeds were received within four fiscal quarters of the time such loss or expenses, as the case may be, were reflected in such net earnings.
               "Person"  means  an  individual,  partnership,  corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
               "Plan" means  an  "employee  benefit plan"  (as  defined  in section 3(3)  of ERISA)  that is  or, within  the preceding  five
          years,  has  been   established  or  maintained,   or  to   which
          contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA
          Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
               "Preferred Stock"  means any  class of  Capital Stock  of  a corporation that is preferred over any other class of Capital Stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.
               "Priority  Indebtedness"   means,  at   any  time,   without
          duplication, the sum of
                    (a)  all Indebtedness  of the  Company secured  by  any
               Lien on  any  property  of the  Company  or  any  Restricted
               Subsidiary outstanding  at such  time, other  than any  such
               Indebtedness secured by Liens permitted  by any one or  more of clauses (a)(i)  through (a)(vii),  inclusive, of  Section
               10.6,  or  clause  (a)(ix)  of  Section  10.6  (unless  such
               Indebtedness  is  a  renewal,  extension  (as  to  time)  or refinancing of Indebtedness secured  by a Lien described  in clause (viii) of Section 10.6(a)), plus
                    (b)  Total    Restricted    Subsidiary     Indebtedness
               outstanding at such time, plus
                    (c)  all issued and outstanding Preferred Stock of  the
               Restricted Subsidiaries at such time (valued at the  greater of its voluntary  or involuntary liquidation  price at  such time, but exclusive of accrued dividends), plus
                    (d)  all Attributable  Debt  of  the  Company  and  its
               Restricted Subsidiaries outstanding at such time.
               "property   or   properties"    means,   unless    otherwise
          specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
               "Property Reinvestment Application"  means, with respect  to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Restricted Subsidiary of a nature generally similar, and a value at least equivalent, to the property subject to such Transfer.
               "PTE" is defined in Section 6.2(a).
               "Purchase Money Lien" means:
                    (a)  a Lien  (including,  without  limitation,  a  Lien
               arising in  connection with  a Capital  Lease) held  by  any
               Person (whether  or  not the  seller  of such  property)  on property acquired, constructed or improved by the Company or any Restricted  Subsidiary,  which  Lien secures  all  or  a portion of the related purchase price or construction  costs of such property, provided that
                         (i)  such Lien
                                   (A)  is created contemporaneously  with,
                              or within two hundred seventy (270) days  of,
                              such  acquisition  or  improvement,  or   the
                              completion of such construction,
                                   (B)  encumbers only property  purchased,
                              constructed or improved after the date of the
                              Closing and acquired, constructed or improved
                              with the proceeds of the Indebtedness secured
                              thereby, and
                                   (C)  is not thereafter  extended to  any
                              other property; and
                         (ii) after giving effect to  the creation of  such
                    Lien, and to any concurrent transactions, no Default or
                    Event of Default would exist;
                    (b)  Liens existing on property acquired by the Company
               or a Restricted  Subsidiary after  the date  of the  Closing which  Liens  existed  at  the  time  of  such  acquisition, provided that
                         (i)  such Liens
                                   (A)  were not placed  on such  property,
                              and  do  not  secure  Indebtedness   created,
                              incurred,      issued       or       assumed,
                              contemporaneously with  or in  any manner  in
                              contemplation of,  the  acquisition  of  such
                              property by  the Company  or such  Restricted
                              Subsidiary, and
                                   (B)  do not extend to any other property
                              of the Company  or any Restricted  Subsidiary
                              after such acquisition, and
                         (ii) after giving effect to such acquisition,  and
                    to any concurrent transactions, no Default or Event  of
                    Default would exist; and
                    (c)  Liens existing on the  property, Capital Stock  or
               Indebtedness of a Person at the  time such Person becomes  a
               Restricted Subsidiary or is merged into or consolidated with
               the  Company  or   a  Restricted  Subsidiary,   or  all   or
               substantially  all  of  the   property,  Capital  Stock   or
               Indebtedness of  such Person  is sold,  leased or  otherwise disposed of to the Company or another Restricted Subsidiary, provided that
                         (i)  such Lien shall only  extend to or cover  any
                    property owned  by such  Person,  or Capital  Stock  or
                    Indebtedness issued or created by such Person, prior to
                    the time such Person became a Restricted Subsidiary, or
                    prior to  such  merger, consolidation,  sale  or  other
                    disposition,
                         (ii) such Lien was not created in contemplation of
                    any such transaction, and
                         (iii)     after giving effect to such transaction,
                    and to any concurrent transactions, no Default or Event
                    of Default would exist.
               "QPAM Exemption" is defined in Section 6.2(d).
               "Qualified Proceeds  Application" means  the application  by the Company or a Restricted Subsidiary of the Excess Proceeds Amount with respect to Transfers described in Section 10.10(b) to either (or both) of the following:
                    (a)    the  acquisition  of  operating  assets  of  the
               Company or any Restricted Subsidiary of a similar nature  to be used in the  ordinary course of  business of such  Person described in Section 10.1 (as  determined in the good  faith opinion of the  Board of Directors  of the  Company or  such
               Restricted Subsidiary, as the case may be); or
                    (b)   to  pay the  outstanding  principal of,  and  the
               applicable premium (if any) on,  Senior Debt of the  Company or any Restricted Subsidiary (other than Senior Debt held by the Company, any Restricted  Subsidiary or any Affiliate  or
               Senior Debt in  respect of any  revolving credit or  similar credit facility  providing  the Company  or  any  Restricted
               Subsidiary  with  the  right   to  obtain  loans  or   other
               extensions of credit from time to time, except to the extent that in  connection with  such payment  of Senior  Debt  the
               availability  of  credit  under  such  credit  facility   is
               permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt).
               To the extent that any such proceeds are applied as provided in clause (b) of this definition and such Senior Debt to be repaid is Senior Debt evidenced by the Notes, the Company shall comply with the provisions of Section 8.2 in respect of such prepayment.
               "Redeemable Stock" means, with  respect to any Person,  each share of such Person's Capital Stock that is:
                    (a)  redeemable, payable or required to be purchased or
               otherwise  retired  or  extinguished,  or  convertible  into indebtedness of such Person
                         (i)  at a fixed or  determinable date, whether  by
                    operation of a sinking fund or otherwise,
                         (ii) at the option of  any Person other than  such
                    Person, or
                         (iii)     upon the occurrence  of a condition  not
                    solely within the control of such Person; or
                    (b)  convertible into other Redeemable Stock.
               "Required Holders" means, at any time, the holder or holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
               "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
               "Restricted Investments"  means all  Investments except  the following:
                    (a)  property to  be used  in  the ordinary  course  of
               business of the Company and its Restricted Subsidiaries;
                    (b)  current assets arising from the sale of goods  and
               services in the ordinary course  of business of the  Company and its Restricted Subsidiaries;
                    (c)  Investments in one or more Restricted Subsidiaries
               or any Person that concurrently with such Investment becomes a Restricted Subsidiary;
                    (d)  Investments existing on  the date  of the  Closing
               and disclosed in Schedule 10.8;
                    (e)  Investments   in    United    States    Government
               Securities, provided  that  such obligations  mature  within three years from the date of acquisition thereof;
                    (f)  Investments in tax-exempt obligations of any state
               of the United States of America, or any municipality of  any such state, in each case rated "AA" or better by S&P,  "Aa2"
               or better by Moody's  or an equivalent  rating by any  other
               credit  rating  agency  of  recognized  national   standing,
               provided that such obligations  mature within 365 days  from the date of acquisition thereof;
                    (g)  Investments in certificates of deposit or banker's
               acceptances issued by an Acceptable Bank, provided that such
               obligations  mature  within  365  days  from  the  date   of
               acquisition thereof;
                    (h)  Investments in commercial paper  given one of  the
               two highest  ratings by  S&P, Moody's  or any  other  credit rating agency of recognized  national standing and  maturing not more than 270 days from the date of creation thereof;
                    (i)  Investments in  money market  investment  programs
               and in publicly-traded shares  in any open-end mutual  fund, in each case that invest solely  in Investments of the  type described in clause (e), clause (g),  or clause (h) of  this definition and has  total assets  in excess  of One  Billion
               Dollars ($1,000,000,000), provided that such Investments are classified as current assets in accordance with GAAP;
                    (j)  Investments in treasury stock; and
                    (k)  Investments in Permitted Repurchase Agreements.
               As of any date of determination, each Restricted  Investment shall be valued at the greater of:
                    (x)  the amount at which such Restricted Investment  is
               shown on the books of the  Company or any of its  Restricted
               Subsidiaries (or zero if  such Restricted Investment is  not shown on any such books); and
                    (y)  either
                         (i)  in the case of any Guaranty of the obligation
                    of any Person, the amount which  the Company or any  of
                    its Restricted Subsidiaries has paid on account of such
                    obligation less any recoupment  by the Company or  such
                    Restricted Subsidiary of any such payments, or
                         (ii) in  the   case   of  any   other   Restricted
                    Investment, the excess  of (A) the  greater of (1)  the
                    amount originally entered on  the books of the  Company
                    or any  of  its Restricted  Subsidiaries  with  respect
                    thereto and (2) the cost thereof to the Company or  its
                    Restricted Subsidiary over  (B) any  return of  capital
                    (after  income  taxes  applicable  thereto)  upon  such
                    Restricted  Investment  through   the  sale  or   other
                    liquidation thereof or part thereof or otherwise.
               As used in this definition of "Restricted Investments":
                    "Acceptable Bank"  means  any  bank  or  trust  company
               (i) which is organized under the  laws of the United  States of America  or any  state thereof,  (ii) which has  capital,
               surplus  and   undivided   profits  aggregating   at   least
               $500,000,000,  and  (iii) whose  long-term  unsecured   debt
               obligations (or the long-term unsecured debt obligations  of the bank holding company owning all of the Capital Stock  of such bank or trust company) shall have been given one of the two highest  ratings by  S&P, Moody's  or any  other  credit rating agency of recognized national standing.
                    "Moody's" means Moody's Investors Service, Inc.
                    "Permitted Repurchase  Agreements"  means  any  written
               agreement:
                         (a)  that provides for
                              (i)  the  transfer  of  one  or  more  United
                         States Governmental Securities to the Company or a
                         Restricted  Subsidiary  from  an  Acceptable  Bank
                         against a transfer of funds (the "transfer price")
                         by the Company  or such  Restricted Subsidiary  to
                         such Acceptable Bank, and
                              (ii) a simultaneous agreement by the  Company
                         or such Restricted Subsidiary, in connection  with
                         such  transfer  of  funds,  to  transfer  to  such
                         Acceptable Bank the same or substantially  similar
                         United States Governmental Securities for a  price
                         not less than the transfer price plus a reasonable
                         return thereon at  a date certain  not later  than
                         one (1) year after such transfer of funds; and
                         (b)  in respect  of  which  the  Company  or  such
                    Restricted Subsidiary shall have the right, whether  by
                    contract or pursuant  to applicable  law, to  liquidate
                    such repurchase agreement  upon the  occurrence of  any
                    default thereunder.
                    "S&P" means Standard & Poor's Ratings Group, a division
               of McGraw Hill, Inc.
               "Restricted Payment" means any  Distribution (other than  on account of Capital Stock of a Restricted Subsidiary owned legally and beneficially by the Company or a Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock.
               "Restricted Subsidiary"  means, at  any time,  a  Subsidiary which
                    (a)  as of the date of the Closing has been  designated
               as a "Restricted Subsidiary" in Schedule 5.4, or
                    (b)  after the date of  the Closing, and in  accordance
               with Section  9.6,  has  been designated  as  a  "Restricted
               Subsidiary."
               "Restricted Subsidiary  Stock" means,  with respect  to  any
          Person, the Capital Stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into any Capital Stock) of any Restricted Subsidiary of such Person.
               "Sale-and-Leaseback  Transaction"  means  a  transaction  or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than by a Restricted Subsidiary to the Company or another Restricted Subsidiary) any property constructed or acquired after the date of Closing, and, as part of the same transaction or series of transactions, the Company or such Restricted Subsidiary shall, within 180 days of the completion of such construction or acquisition, rent or lease as lessee, such property.
               "SEC" means,  at  any  time,  the  Securities  and  Exchange
          Commission or any other Federal agency at such time administering the Securities Act.
               "Securities Act"  means  the  Securities  Act  of  1933,  as amended from time to time.
               "Security" has the meaning set forth in section 2(1) of  the
          Securities Act.
               "Senior Debt" means the Notes and any Debt of the Company or its Restricted Subsidiaries that by its terms is not subordinated in right of payment to any unsecured Debt of the Company or any Restricted Subsidiary.
               "Senior  Financial  Officer"   means  the  chief   financial
          officer, principal accounting officer, treasurer or comptroller of the Company.
               "Series" means any one or more of the series of Notes issued hereunder.
               "Series A1 Notes" is defined in Section 1.2(a)(i).
               "Series A2 Notes" is defined in Section 1.2(a)(ii).
               "Series B Notes" is defined in Section 1.2(b).
               "Significant Subsidiary" means, at any time, any  Restricted
          Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation S-X of the SEC as in effect on the date of the Closing) of the Company.
               "Source" is defined in Section 6.2.
               "Specified Asset Percentage" is defined in Section 10.10(a).
               "Subsidiary" means,  as  to  any  Person,  any  corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable
          it  or  them  (as  a  group)   ordinarily,  in  the  absence   of
          contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.
               "Surviving Corporation" is defined in Section 10.9(a)(i)(A).
               "Swaps"  means,  with   respect  to   any  Person,   payment
          obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of
          such  Person,  based  on  the  assumption  that  such  Swap   had
          terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.
               "Total Restricted  Subsidiary  Indebtedness" means,  at  any time, without duplication
                    (a)  the  aggregate  Indebtedness  of  all   Restricted
               Subsidiaries outstanding at such time, and
                    (b)  the aggregate  amount of  claims (whether  or  not
               contingent  or  liquidated  at  such  time)  in  respect  of
               (including,   without   limitation,   accumulated,    unpaid
               dividends  on)  all  Preferred   Stock  (and  other   equity
               Securities  and  all  other  Securities  convertible   into,
               exchangeable for,  or representing  the right  to  purchase,
               Preferred Stock) of all Restricted Subsidiaries  outstanding at such  time (whether  or not  any right  of redemption  or conversion is  exercisable by  the  holder thereof  at  such time),
          determined, in each case, on a combined basis for such Persons, but excluding from such calculation (i) all Excluded Restricted Subsidiary Indebtedness at such time and (ii) all such Preferred
          Stock  and  other  equity   Securities  which  are  legally   and
          beneficially owned by the Company or any Wholly-Owned Restricted Subsidiary.
               "Transfer"  means,   with  respect   to  any   Person,   any
          transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Restricted Subsidiary Stock.
               "United  States  Government   Security"  means  any   direct
          obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.
               "Unrestricted Subsidiary"  at any  time means  a  Subsidiary which,
                    (a)  as of the date of the Closing, is not a Restricted
               Subsidiary,
                    (b)  after the date  of the Closing  and in  accordance
               with  Section  9.6,  has  been  designated  as,  or   deemed
               designated as, an "Unrestricted Subsidiary," or
                    (c)  otherwise does  not  satisfy the  criteria  for  a
               Restricted  Subsidiary  set  forth  in  the  definition   of
               "Restricted Subsidiary" contained in this Schedule B.
               "Voting Stock" means Capital Stock  of any class or  classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

               "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary 100% of
                    (a) all of the Voting Stock and other equity interests (except directors' qualifying shares) and
                    (b)  all of the Indebtedness
          of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                     SCHEDULE 3
                                PAYMENT INSTRUCTIONS

               Bank of America
               ABA No. 121000358
               For the account of Optical Coating Laboratory, Inc.
               Account Number:  14980-00084
               Contact Name and Telephone  Number:  Joyce Drumgoole,  (925)
                675-7132)

                                    SCHEDULE 4.10
                           CHANGES IN CORPORATE STRUCTURE

          None

                                    SCHEDULE 5.3
                                DISCLOSURE MATERIALS

          None


                                    SCHEDULE 5.4
            SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

          (a)(i) and (a)(ii) The Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.
                                                       Percent of Place of
          Subsidiary Name                              OwnershipIncorporation

          Unrestricted Subsidiaries:
          Hakuto-OCLI, Ltd. (OCLI Asia)................  50%         Japan
          OCLI International Service Corporation....... 100%    California
          OCLI Foreign Sales Corporation............... 100%          Guam
          OCLI Optical Coating Laboratory GmbH......... 100%       Germany
          MMG Glastechnik GmbH......................... 100%       Germany
          OCLI Optical Coatings Espana S.A............. 100%         Spain
          Optical Coating Laboratory B.V............... 100%   Netherlands
          Optical Coating Laboratory EURL.............. 100%        France

          Restricted Subsidiaries:
          OCLI Optical Coating Laboratory, Ltd......... 100%      Scotland
          Flex Products, Inc...........................  60%      Delaware

          (a)(iii)The Company's Affiliates, other than Subsidiaries
          Beneficial Owner                     Numberrof       SPercenteof

          OCLI 401(k)/ESOP Plan               *1,552,129            *12.9%
           c/o Optical Coating Laboratory, Inc.
           2789 Northpoint Parkway
           Santa Rosa, California  95407-7397

          *At June 30, 1998


                                    SCHEDULE 5.5
                                FINANCIAL STATEMENTS

          Financial statements as contained in the Company's Form 10-K for the year ended October 31, 1997 and Form 10-Q for the three and six months ended April 30, 1998.


                                    SCHEDULE 5.8
                                 CERTAIN LITIGATION

          1. In 1997, Optical Corporation of America (_ OCA_) and certain of its directors and officers (_ Affiliates_ ) commenced suit against the Company. The complaint arises out of a letter of intent executed by the Company and OCA in March 1996 and an ensuing merger agreement executed by the Company and OCA in June 1996. Under the merger agreement, the Company would acquire OCA. The complaint seeks damages for costs and expenses incurred by OCA in pursuing the merger transaction with the Company due to the Company's alleged negligent misrepresentations to OCA and Affiliates and the Company's alleged breach of its letter of intent with OCA. The Company has filed counterclaims against OCA and the Affiliates based on OCA's breach of the merger agreement and is seeking damages based on the difference between the value of OCA's business to the Company and the agreed upon purchase price under the merger agreement. The Company does not believe that this litigation will have any material adverse effect on its future operating results or financial condition.
          2. In 1997, Flex Products filed a suit in United States District Court for the Eastern District of Michigan alleging that BASF Corporation (BASF) and BASF AG have infringed Flex's patents covering optically variable thin film flakes which, when mixed with paints and inks, produce color shifting visual properties. The complaint requests that the Court enjoin BASF from importing, making, using, selling or offering to sell the infringing pigment in the United States. The complaint also seeks damages for the infringement, including treble damages if the infringement is found to be willful. BASF Corporation has filed a counterclaim seeking a declaration that the patent in question is invalid. Both BASF companies have requested that they be awarded their attorneys' fees and costs. Management remains confident in the validity of Flex Products' patent, and based upon the information currently available, that the BASF product is, in fact, covered by the patent.
          3. During the past several years, the Company has been engaged in litigation in the United Kingdom (_ U.K._ ) involving infringement of a Company patent by Pilkington, a U.K. company. The Company won its action at the Patents County Courts level but lost on appeal to the U.K. House of Lords. During the injunction period, Pilkington submitted a claim for damages totaling approximately $1.6 million for lost profits. The Company and legal counsel are in the process of reviewing the claim. Management believes that the amount of the claim is substantially overstated and that the ultimate settlement will not have a material adverse effect on the financial statements.

                                    SCHEDULE 5.11
                                    PATENTS, ETC.

          None.

          (Note: Assuming BASF is settled prior to close.)


                                    SCHEDULE 5.12
                     ERISA AFFILIATES AND FOREIGN PENSION PLANS

          1.   OCLI 401(k)/ESOP Plan
               c/o Optical Coating Laboratory, Inc.
               2789 Northpoint Parkway
               Santa Rosa, California  95407-7397
               Trustees:  T. Rowe Price
               Administrative Committee:
               Craig Collins, Vice President,  Finance
               and Chief  Financial Officer
               Jill Sanford, Manager, Compensation and Benefits
               Holly Neal, Corporate Controller

          2. The OCLI Optical Coating Laboratory, Ltd., Scotland Insurance Ridge Way
               Hillend Industrial Park
               Dalgety Bay, Fife
               Scotland, KY11 5FR
               Trustees:  All employees of OCLI Optical
                          Coating Laboratory, Ltd.
               Administrative Committee:
               Ian Manson, Finance Director
               Gordon Latto, Manufacturing Scheduler/Technician
          3.   Employees of  OCLI/MMG Division, Germany and
               OCLI Optical Coating Laboratory GmbH, Germany accrue retirement benefits under the German National Program.
               Trustees:  Not Applicable


                                    SCHEDULE 5.15
                           EXISTING INDEBTEDNESS AND LIENS

          See the attached "Minimum Operating Lease Commitments" schedule in addition to the following debt schedule as of 4/30/98:

          (Amounts in thousands)                             At 4/30/98
          -------------------------------------------------------------
          Unsecured senior notes. Interest at 8.71% payable semiannually.
            Principal payable in annual installments of $3.6 million from
            1998 through 2002. .................................. $14,400

          Bank  of  America  NT&SA.  Unsecured  bank  term  loan.
           Variable interest rates averaging 6.8% at October 31, 1997, payable quarterly, with semiannual principal payments of
           $2 million. ...........................................$ 8,000

          Bank of America  NT&SA. Unsecured borrowings under bank line of credit. Variable interest rate averaging 6.7% at October 31, 1997, payable quarterly or specified duration period. Principal due upon expiration on April 28, 2000......................$ 3,000

          Aid Association for Lutherans. Mortgage payable.  Interest at 8%.
            Collateralized by a 72,000 sq. ft. newly constructed building and related land. Principal and interest payments of $25,000 per month through 2011................................ $ 2,370

          Aid Association  for Lutherans.  Mortgage payable.   Interest
           at 7.5%. Collateralized by a  65,000 sq. ft. newly
           constructed building and related land leased to Flex
           Products. Principal and interest payments of $28,000 per month through 2011............................................$ 2,735

          Scottish Development Agency.  Building loan, with a conditional interest moratorium from February 1, 1995 through January 31, 1998, with interest at 9.5% thereafter. Semiannual principal payments of approximately $100,000 are payable through January 1998 with subsequent payments of $331,000, comprising principal and interest, through 2006. Collateralized by the land and building of the Company's Scottish subsidiary...........$ 3,748

          ABN AMRO   Unsecured  bank note.   Interest  at 5.6%.  Quarterly
           principal and interest payments of  approximately $300,000 through December 2002. .................................$ 4,075

          Deutsche Bank. Bank loans of OCLI/MMG Division with interest rates ranging from 4.5% to 7.5%. Payable in semiannual and annual installments through 2020. Partly collateralized by mortgages on OCLI/MMG Division land and buildings and liens on equipment. ..........................................$ 3,284

          Asahi Bank. Bank line of Credit - Hakuto/OCLI J.V.,
          Japan. ..................................................$ 1,498

          Present value of obligations under capital leases at imputed interest rates from 8.0% to 9.5% payable in monthly installments through 2004. ...........................................$ 2,166

          The Company has a $32 million unsecured credit facility comprised of a $10 million term loan and a $20 million revolving line of credit (increased from $15 million in 1997). The revolving line of credit carries a commitment fee of .375% per year on the unused portion of the facility and expires on April 28, 2000. The Company has a surety bond for $903,000 to satisfy the Company's workers' compensation self-insurance requirements. The surety bond carries a fee of 1.00% per year.

          During 1997, the Company replaced its 8%, $5 million note payable to private parties with a 5.6% bank note. Payments of principal and interest under the new note are denominated in German marks and are approximately $300,000 per quarter through December 2002. In connection with the note payable to private parties, the Company carried an incremental credit facility to cover a surety letter for approximately $2.5 million issued to secure 50% of the Company's obligation arising from the purchase of MMG. As the new note does not require a surety letter, the $2.5 million surety letter was canceled.

          During  1997,  the  Company  recorded  capital  leases   totaling
          $2,037,000 to finance the hardware, software and integration costs of a new computer system that is to be implemented in 1998. Lease terms run through February 2002 with payments totaling approximately $50,000 per month.

          The Company's subsidiary in Scotland has a credit arrangement of up to approximately $490,000 at market interest rates and has outstanding letters of credit of approximately $330,000 to guarantee import duties. There were no borrowings under the credit arrangement in fiscal years 1997 or 1996.

          The Company's subsidiary in Germany has various credit facilities with local banks totaling approximately $381,000 which are used for working capital requirements. These credit facilities are utilized as part of normal local payment practices.

          During 1996, the Company entered into three sale/lease-back arrangements for a newly acquired continuous coating machine and related equipment and for two newly acquired coating machines to be used in the manufacturing operations of Flex Products. Cash proceeds from the sale/lease-back arrangements exceeded the Company's cost by approximately $750,000 which was recorded as deferred revenue and is being amortized against lease expenses at the rate of approximately $125,000 per year. The lease terms are six years with monthly payments totaling approximately $290,000 and buyout provisions at the end of each lease.

          The Company has certain financial covenants and restrictions under its bank credit arrangements and the unsecured senior notes.


                                   SCHEDULE 10.8

                                EXISTING INVESTMENTS

          Please see the attached schedules:
          1.Santa Rosa Investments Purchased
          2.Santa Rosa Investments Sold
          3.Santa Rosa Balance On Hand at 7/21/98


                           FORM OF SERIES A1 SENIOR NOTE

                                    Exhibit A1-1


                                                                 EXHIBIT A1
                            FORM OF SERIES A1 SENIOR NOTE
                          OPTICAL COATING LABORATORY, INC.
                    8.71% SERIES A1 SENIOR NOTE DUE JUNE 1, 2002

          No. RA1-___                                                [Date]
          $_______                                        PPN:  683829 A@ 4

               FOR  VALUE  RECEIVED,   the  undersigned,  OPTICAL COATING
          LABORATORY, INC. (hereinafter called the"Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay __________________, or registered assigns, the principal sum of _____________________________________ on
         June 1, 2002, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.71% per annum from the date hereof, payable semiannually on the first day of June and December in each year commencing with the June 1 and December 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make=Whole Amount as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) 9.71%, and (ii) the highest rate allowed by applicable law.

               Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

               This Note is one of a series of Senior Notes (herein  called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 30, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
          Section 6.2 of the Note Purchase Agreements.

               This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

               The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

               If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

               THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                  OPTICAL COATING LABORATORY,INC.

                                  By
                                  Name:
                                  Title:


                           FORM OF SERIES A1 SENIOR NOTE

                                    Exhibit A1-2




                                                                 EXHIBIT A2
                            FORM OF SERIES A2 SENIOR NOTE
                          OPTICAL COATING LABORATORY, INC.
                    7.80% SERIES A2 SENIOR NOTE DUE JULY 31, 2008
          No. RA2-___                                                [Date]
          $_______                                        PPN:  683829 A# 2
               FOR  VALUE  RECEIVED,   the  undersigned,  OPTICAL COATING
          LABORATORY, INC. (hereinafter called the"Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay __________________, or registered assigns, the principal sum of _____________________________________ on
         July 31, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.80% per annum from the date hereof, payable semiannually on the 31st day of January and July in each year, commencing on the later of January 31, 1999 and the January 31 or July 31 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make=Whole Amount as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of
         (i) 8.809%, and (ii) the highest rate allowed by applicable law.

               Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

               This Note is one of a series of Senior Notes (herein  called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 30, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
          Section 6.2 of the Note Purchase Agreements.

               This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

               The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

               If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

               THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                            OPTICAL  COATING   LABORATORY, INC.

                            By
                            Name:
                            Title:


                           FORM OF SERIES B1 SENIOR NOTE

                                    Exhibit B1


                                                                  EXHIBIT B
                            FORM OF SERIES B SENIOR NOTE
                          OPTICAL COATING LABORATORY, INC.
                    6.69% SERIES B SENIOR NOTE DUE JULY 31, 2008
          No. RB-___                                                 [Date]
          $_______                                        PPN:  683829 B* 5

               FOR  VALUE  RECEIVED,   the  undersigned,  OPTICAL COATING
          LABORATORY, INC. (hereinafter called the"Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay __________________, or registered assigns, the principal sum of _____________________________________ on
         July 31, 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.69% per annum from the date hereof, payable semiannually on the 31st day of January and July next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make=Whole Amount as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (i) 7.69%, and (ii) the highest rate allowed by applicable law.

               Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

               This Note is one of a series of Senior Notes (herein  called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of July 30, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
          Section 6.2 of the Note Purchase Agreements.

               This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

               The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

               If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

               THIS NOTE AND THE NOTE PURCHASE AGREEMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                                 OPTICAL COATING LABORATORY, INC.

                                 By
                                 Name:
                                 Title:


                                                             EXHIBIT 4.4(a)

                                         FORM OF OPINION OF SPECIAL COUNSEL
                                                             TO THE COMPANY

                                   August 3, 1998






To the Persons Listed on Annex 1 Hereto:


     Re:  Optical Coating Laboratory, Inc. $44,400,000,
          Senior Notes Due June 1, 2002 and July 31,
2008

Ladies and Gentlemen:

     We have acted as counsel to Optical Coating
Laboratory, Inc., a Delaware corporation (the
"Company"), and the Restricted Subsidiaries in connection with the execution and delivery by the Company of separate Note Purchase Agreements, dated as of July 30, 1998 (collectively, the "Agreement"), with, respectively, each of the purchasers listed on Schedule
A attached thereto (collectively the "Purchasers"). We are delivering this opinion to you pursuant to
Section 4.4 of the Agreement. All capitalized terms used and not expressly defined herein shall have the meaning given to them in the Agreement.

     In connection with the foregoing we have been furnished with originals or copies certified to our satisfaction of such corporate or other records of the Company and the Restricted Subsidiaries, with such certificates of officers and representatives of the Company and the Restricted Subsidiaries, and with such other documents, and we have made such other examinations, investigations and inquiries of the Company and the Restricted Subsidiaries and their respective officers, as we have deemed necessary as a basis for the opinions expressed below.

     Without limiting the foregoing, we have examined executed copies of the following documents addressed to the Purchasers or to which the Purchasers are each a party (all of which are sometimes collectively referred to as the "Documents"):

     A.   The Agreement and all exhibits thereto;

     B.   The Company's 8.71% Senior Notes due June 1,
2002, dated the date hereof, the Company's 7.80% Senior
Notes due July 31, 2008, dated the date hereof, and the Company's 6.69% Senior Notes due July 31, 2008, dated the date hereof, each in the form, principal amount and with the registration numbers set forth in Schedule A and Exhibits A1, A2 and B (respectively) to the
Agreement delivered to the Purchasers on the date hereof pursuant to the Agreement (the "Notes"); and

     C. The documents executed and delivered by the Company in connection with the transactions contemplated by the Agreement.

     In connection with this opinion, we also have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following, each dated this date unless otherwise indicated:

     A. Certificates of the Secretary of the Company certifying as to (i) the Certificate of Incorporation and Bylaws of the Company and (ii) resolutions adopted by the Board of Directors of the Company;

     B. Certificates of the Secretaries or other appropriate officers of each of the Significant
Restricted Subsidiaries (defined as a Restricted
Subsidiary that is also a Significant Subsidiary) certifying as to the Articles of Incorporation, Certificate of Incorporation or other similar charter document, as the case may be, and Bylaws or other similar charter document of each such Significant
Restricted Subsidiary;

     C.   A certificate executed by Charles J. Abbe,
President and Chief Executive Officer of the Company,
Craig B. Collins, Vice President, Finance and Chief
Financial Officer of the Company, and Jeffrey M. Ryan,
Assistant Treasurer of the Company (the "Company's
Certificate"), stating that aside from certain outstanding indentures and loan, credit, guaranty or lease agreements, all of which are identified in said certificate, no other agreements or instruments or orders, writs, judgments, awards, injunctions and decrees, affect or purport to affect the right of the Company to borrow money or to undertake and perform obligations of the Company under the Documents;

     D.   A Certificate of the Secretary of State of
Delaware, dated July 28, 1998, attesting to the continued corporate existence and good standing of the Company in that state;

     E.   Certificates of recent dates of the
Secretaries of State or other appropriate governmental authority of those jurisdictions where the Company or any Significant Restricted Subsidiary is required to be qualified and in good standing to do business and where its failure to be so qualified or in good standing would have a Material Adverse Effect, attesting to its qualification and good standing in those jurisdictions, each of which is identified on Annex 2 hereto;

     F.   Certificates of recent dates of the
Secretaries of State or other appropriate governmental authorities of those jurisdictions where each of the Significant Restricted Subsidiaries is incorporated attesting to the continued corporate existence and good standing of each such Significant Restricted Subsidiary in its respective state or jurisdiction of incorporation;

     G. A letter to Hebb & Gitlin and this firm from BancAmerica Robertson Stephens, describing the manner of the offering of the Notes (the "Offeree Letter");

     H. The opinion of Hebb & Gitlin, counsel to the Purchasers, as to all matters governed by Connecticut law, dated the date hereof; and

     I. Originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.

     We have also examined originals or copies of the documents listed in the Company's Certificate.

     In conducting our examination we have assumed, without investigation, the genuineness of all signatures (other than the signatures of officers of the Company with respect to the Documents), the correctness of all certificates, the authenticity of all certificates and documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company or any of the Restricted Subsidiaries. We have also assumed, without investigation, the accuracy of the representations and warranties as to factual matters made by any party in the Documents and the accuracy of the representations and factual statements made to us by officers or employees of the Company and the Restricted Subsidiaries and by public officials. In making our examination of documents and instruments executed by any person or entity, we have, subject to the next succeeding sentence, assumed, without investigation, that each such person or entity has
(i) the power, capacity, right and legal authority to enter into and perform all of its obligations under such documents and instruments, (ii) duly authorized all requisite action with respect to such documents and instruments, and (iii) duly executed and delivered such documents and instruments. We have not, however, made the assumptions set forth in the immediately preceding sentence with respect to the Company or the Restricted
Subsidiaries or their respective power, capacity, right, authority, authorization or execution of documents and instruments.

     Whenever a statement below is qualified by the phrases "known to us" or "to our knowledge," it is intended to indicate that during the course of our representation of the Company and the Restricted
Subsidiaries, no information that would give us actual knowledge of, or a reasonable belief concerning, the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services to the Company or the Restricted Subsidiaries.
Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.
No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company or the Restricted Subsidiaries.

     In rendering the opinions hereinafter expressed, we have also assumed, without investigation, that the following facts are true:

     1. The Purchasers will enforce their rights under the Documents in circumstances and in a manner in which it is commercially reasonable to do so, and in accordance with all procedural requirements under applicable law.

     2.   Other than the Company and the Restricted
Subsidiaries, no party to any of the Documents or any agreement relating thereto is subject to any statute, rule, or regulation, or to any impediment to which contracting parties are generally not subject, which requires the Company, any of the Restricted
Subsidiaries or any other person or party to obtain the consent of or to make a declaration or filing with any governmental authority or other person or entity as a condition to the execution, delivery or performance of the Documents.

     3. The Purchasers are each incorporated admitted insurers as such term is used in Section 1100.1 of the California Insurance Code.

     The opinions expressed below are subject to the following qualifications:

     1.   Our opinions below are subject to the
following: (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally; and (b) the limitations imposed by California law, federal law, or equitable or public policy principles upon the availability of injunctive relief or other equitable remedies, including, without limitation, the effect of California and federal court decisions invoking statutes or principles of equity or of public policy, which have held that certain covenants and provisions of agreements are unenforceable where: (i) the breach of such covenants or provisions results in acceleration or the imposition of late payment charges or increased interest rates upon delinquency in the payment of indebtedness due under debt instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing.

     2. We are members of the Bar of the State of California and do not hold ourselves out as experts on the law of any other state. Consequently, our opinions below are limited to the effect of the laws of the State of California, of the federal laws of the United
States and, with respect only to our opinions expressed in paragraphs (i), (iv), (v), (vi) and (vii) below, of the General Corporation Law of the State of Delaware.
Accordingly, we express no opinion with respect to the laws of any other jurisdiction, or the effect thereof, on the transactions contemplated by the Documents. We note that the Documents provide that they are governed by the laws of the State of Connecticut. Accordingly, our opinions expressed in paragraphs (iv), (v) and (vi) below assume that the laws of the State of Connecticut are the same as the laws of the State of California and that the substantive law of California would apply to each matter referenced in such paragraphs, including, without limitation, its laws and exemptions pertaining to usury.

     3. Our opinions below are limited to matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

     Based upon and subject to the foregoing, we are of the opinion that:

     (i)  The Company and each Significant Restricted
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business and own its Property.

     (ii)  The Company and each Significant Restricted
Subsidiary is duly qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify and be in good standing would not, in the aggregate, have a Material Adverse
Effect.

     (iii)  To the best of our knowledge after due
inquiry of officers of the Company, there is no judgment, order, action, suit, proceeding, inquiry, order or investigation, at law or in equity, before any court or Governmental Authority, arbitration board or tribunal, pending or threatened against the Company or any one or more of the Restricted Subsidiaries, except for any such judgment, order, action, suit, proceeding, inquiry, order or investigation that would not, in the aggregate for the Company and the Subsidiaries, have a Material Adverse Effect.

     (iv)  The Company has the requisite corporate
power and authority to execute and deliver the Agreement, to issue and sell the Notes, and to perform its obligations set forth in each of the Agreement and the Notes.

     (v) Each of the Agreement and the Notes has been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the stockholders of the Company being required in respect thereof), has been duly executed and delivered by authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (vi) The execution and delivery of the Agreement and the Notes and the issue and sale of the Notes by the Company, and the performance by the Company of its obligations thereunder, will not conflict with, constitute a violation of, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien or encumbrance upon any of its Property or the Property of a Restricted Subsidiary pursuant to the certificate of incorporation or bylaws of the Company or such Restricted Subsidiary, any applicable statute, rule or regulation known to us to which the Company or any Restricted Subsidiary is subject, or, to our knowledge after due inquiry of officers of the Company, any agreement or instrument to which the Company or such Restricted Subsidiary is a party and which is listed in the Company's Certificate.

     (vii) All consents, approvals and authorizations of, and all designations, declarations, filings, registrations, qualifications and recordations with,
Governmental Authorities required on the part of the Company have been obtained in connection with the execution and delivery of each of the Agreement and the Notes and the issue and sale of the Notes and the use of the proceeds thereof.

     (viii)  Under existing law, the Notes are not
subject to the registration requirements under the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

     (ix) Neither the issuance of the Notes nor the intended use of the proceeds of the Notes (as set forth in Section 5.14 of the Agreement) will violate
Regulations T, U or X of the Federal Reserve Board.

     (x)  The Company

          (a)  is not an "investment company" within
     the meaning of the Investment Company Act of 1940, as amended, and

          (b)  is not a "holding company" or an
     "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public
     Utility Holding Company Act of 1935, as amended.

     (xi) Based solely on our physical inspection of the relevant stock certificates and our inquiry of officers of the Company, the Company and each Restricted Subsidiary has good title to all of the shares it purports to own of the capital stock of each Restricted Subsidiary, free and clear in each case of any perfected security interest and any other Lien.

     (xii) Section 22.6 of the Agreement provides that the Agreement will be construed and enforced according to the laws of the State of Connecticut. With respect to that provision, we observe that such choice-of-laws provisions would likely be respected by California courts where the clause appears in a contract freely and voluntarily entered into by parties who negotiate at arm's length, and where (1) there is a reasonable or "substantial" relationship between the chosen state and the parties or their transaction, or (2) there is any other reasonable basis for the parties' choice of law.
See Nedlloyd Lines B.V. v. Superior Court of San Mateo
County, 3 Cal.4th 459, 11 Cal.Rptr.2d 330 (1992).
Additionally, Nedlloyd notes the following additional qualification to the enforcement of choice-of-laws clauses in California:

          ... the court must next determine whether the
     chosen state's law is contrary to a fundamental
     policy of California.  If there is no such
     conflict, the court shall enforce the parties'
     choice of law.  If, however, there is a
     fundamental conflict with California law, the
     court must then determine whether California has a
     "materially greater interest than the chosen state
     in the determination of the particular issue ...."
     If California has a materially greater interest
     than the chosen state, the choice of law shall be
     enforced .... [Footnotes and citations omitted.]
     Id. at 334.

     With regard to the first test of enforceability noted in Nedlloyd (that is, whether there is a reasonable or substantial relationship between the chosen state and the parties or their transaction or another reasonable basis for the choice of law), we note that the Company is a Delaware corporation with its corporate headquarters in California. We also note that the Existing Note Purchase Agreement and the Existing Notes are governed by the laws of the State of Connecticut. We would expect that while a California court would be inclined to uphold the parties' freely chosen contractual choice-of-law, the fact that the Existing Note Purchase Agreement and the Existing Notes are governed by Connecticut law would be a factor in its decision whether to enforce the clause in this case.

     The second test in Nedlloyd requires the Court to assess whether the chosen state's law is contrary to a fundamental policy of California, and if so, whether
California has a "materially greater interest" in the determination of the particular issue. While it is not entirely clear from Nedlloyd as to what constitutes a "fundamental policy" of California, it appears from the court's reasoning that California courts will look to whether there is a state regulatory policy, statute or constitutional provision designed to restrict the parties' freedom to contract with respect to an issue in dispute. In this regard, we note that because the obligations evidenced by the Notes are unsecured, the Purchasers' remedies are not subject to such fundamental policies of the State of California as its anti-deficiency statutes and protections, the waiver of which are subject to restrictions in many cases by statute or case law. On the other hand, California case law and statutes tend to be protective of borrowers and guarantors in general, and those protections could be deemed "fundamental policies" of the State to the extent that Connecticut law does not provide substantially similar protections.

     The final step in the analysis of this second test requires the court to decide whether or not California has a "materially greater interest" than the parties' chosen forum in the resolution of the fundamental public policy issue in dispute. If so, then the parties' choice-of-law provision could be ignored or invalidated by the court. In this connection, the Nedlloyd court did not reach a conclusion regarding this issue in that case, because the court did not find a conflict between the choice-of-law provision and a fundamental State policy.

     Subject to the forgoing and all other limitations set forth in this letter, we believe that the courts of California would probably give effect to the choice-of-law provisions in the Agreement, if the application of Connecticut law does not result in the violation of a fundamental California public policy, and in particular policies providing protections to borrowers. However, we have doubts as to whether a California court would give effect to the choice-of-laws provisions under circumstances where the application of Connecticut law would result in the Company being denied material protections that would be provided to it as a borrower under California law.

     (xiii)  The stated rates of interest of 8.71%,
7.80%, and 6.69% and of default interest of one percent
(1.00%) over the stated rates under the Notes are not in excess of the maximum rate of interest on loans permitted under California usury law in the absence of an exemption therefrom. Such permitted maximum rate of interest is on the date hereof 10% per annum. We express no opinion as to whether any additional consideration that may be paid by the Company pursuant to the Notes and the Agreement, including, without limitation, the Make-Whole Amount, would render the transactions contemplated thereunder usurious.

     This opinion letter is rendered solely for the benefit of the Purchasers and their special counsel in connection with the transaction described in the Documents. Without our prior written consent, this opinion letter may not be (a) relied upon by any other person or entity or used for any other purpose; (b) quoted in whole or in part or otherwise referred to in any report or document; or (c) furnished (the original or copies thereof) to any person or entity, except (i) this opinion may be quoted or disclosed in connection with the enforcement of the Documents by the Purchasers, (ii) future holders of the Notes may rely on this opinion as if it were addressed to them, and
(iii) each Purchaser and each such future holder of Notes may make this opinion available for inspection by the National Association of Insurance Commissioners and other regulatory authorities having jurisdiction over such Person's affairs and by any prospective purchaser or assignee of any of the Notes.

                         Very truly yours,



                         Collette & Erickson LLP




                                       ANNEX 1
                                     Addressees

          Optical Coating Laboratory, Inc.
          2789 Northpoint Parkway
          Santa Rosa, California 95407-7397

          Modern Woodmen of America
          1701 1st Avenue
          Rock Island, Illinois 61201

          American Life and Casualty Insurance Company
          405 6th Avenue
          Des Moines, Iowa 50309

          Massachusetts Mutual Life
          Insurance Company
          1295 State Street
          Springfield, MA  01111

          Baystate Health Systems, Inc.
          c/o Massachusetts Mutual Life Insurance Company
          1295 State Street
          Springfield, MA  01111

          Principal Life Insurance Company
          711 High Street
          Des Moines, IA 50392-0800

          Hebb & Gitlin
          One State Street
          Hartford, CT 06103



                                       ANNEX 2

                         Foreign Good Standing Certificates

                         Corporation                        State

                         Optical Coating Laboratory, Inc.   Delaware
                                                            California

                         Flex Products, Inc.                Delaware
                                                            California

                                 EXHIBIT 4.4(b)

                FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS
                            [Letterhead of Hebb & Gitlin]

                                                             [Closing Date]
          To the Persons Listed on
           Annex 1 hereto
               Re:  Optical Coating Laboratory, Inc. (the "Company")
          Ladies and Gentlemen:
               Reference is made to the separate Note Purchase Agreements (collectively, the "Note Purchase Agreement"), each dated as of July 30, 1998, between the Company and, respectively, each of the purchasers listed on Schedule A attached thereto (the "Purchasers"), which provide, among other things, for (i) the issuance by the Company of its 8.71% Series A1 Senior Notes Due June 1, 2002 in the aggregate principal amount of Six Million
          Four Hundred Thousand Dollars ($6,400,000) and the its 7.80% Series A2 Senior Notes Due July 31, 2008 in the aggregate principal amount of Eight Million Dollars ($8,000,000), in each case in exchange for the surrender of the Existing Notes held by the Existing Noteholders and (ii) the issuance and sale by the Company and the purchase by the Purchasers on Schedule A to the Note Purchase Agreement of the Company's 6.69% Series B Senior Notes Due July 31, 2008 in the aggregate principal amount of Thirty Million Dollars ($30,000,000). The capitalized terms used herein and not defined herein have the meanings specified in the Note Purchase Agreement.
               We have acted as special counsel to the Purchasers in connection with the transactions contemplated by the Note Purchase Agreement. This opinion is delivered to you pursuant to
          Section 4.4(b) of the Note Purchase Agreement. In acting as such counsel, we have examined:
                    (a)  the Note Purchase Agreement;
                    (b) the Company's 8.71% Series A1 Senior Notes Due June 1, 2002, dated the date hereof, in the form of Exhibit A1 to the Note Purchase Agreement, in the principal amount and with the registration numbers set forth on Schedule A to the Note Purchase Agreement (the "Series A1 Notes");
                    (c) the Company's 7.80% Series A2 Senior Notes Due July 31, 2008, dated the date hereof, in the form of Exhibit A2 to the Note Purchase Agreement, in the principal amount and with the registration numbers set forth on Schedule A to the Note Purchase Agreement (the "Series A2 Notes");
                    (d) the Company's 6.69% Series B Senior Notes Due July 31, 2008, dated the date hereof, in the form of Exhibit B to the Note Purchase Agreement, in the principal amount and with the registration numbers set forth on Schedule A to the Note Purchase Agreement (the "Series B Notes," and together with the Series A1 Notes and Series A2 Notes, the "Notes");
                    (e) a certificate of certain officers of the Company, dated the date hereof;
                    (f) a certificate of the [Assistant] Secretary of the Company, dated the date hereof;
                    (g) a letter to Hebb & Gitlin from BancAmerica Robertson Stephens, dated the date hereof, making certain representations with respect to the manner in which the Notes were offered (the "Offeree Letter");
                    (h) the opinion of Collette & Erickson, counsel to the Company and the Restricted Subsidiaries, dated the date hereof; and
                    (i) originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion.
               In rendering our opinion, we have relied, to the extent we deem necessary and proper, on:
                    (i) warranties and representations as to certain factual matters contained in the Note Purchase Agreement;
                    (ii) the Offeree Letter; and
                    (iii) said opinion of Collette & Erickson with respect to all questions governed by California law and with respect to all questions concerning the due incorporation, valid existence and good standing, power and authority of, and the authorization, execution and delivery of instruments by, the Company (except that we have made an independent examination of a certified copy of the certificate of incorporation of the Company and the certificates specified in clause (e) and clause (f) above).

               We have reviewed  the opinion of  Collette & Erickson  being delivered to you on the date hereof. Based on such investigation as we have deemed appropriate, such opinion is satisfactory in form and scope to us, and in our opinion the Purchasers and we are justified in relying thereon.
               Our opinion in Section 5 below  is based solely on a  review of generally applicable laws of the United States of America and the State of Connecticut, and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to, the Company.
                Based on the foregoing, we are of the following opinions:
               1.   The Company is a corporation duly incorporated, validly
          existing and in  good standing  under the  laws of  the State  of
          Delaware.
               2.    The  Company has  all  requisite corporate  power  and
          authority to execute and deliver the Note Purchase Agreement, to issue and sell the Notes, and to perform its obligations set forth in each of the Note Purchase Agreement and the Notes.
               3.   Each of the Note Purchase  Agreement and the Notes  has
          been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by one or more authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
               4.   The  execution  and  delivery  of  the  Note   Purchase
          Agreement and the Notes and the issue and sale of the Notes by the Company, and the performance by the Company of its obligations thereunder, will not conflict with, result in a breach of any provision of, constitute a default under, or result in the creation or imposition of any Lien upon any of its Properties pursuant to, the certificate of incorporation or bylaws of the Company.
               5.   No consents, approvals or authorizations of any Federal
          or State of Connecticut governmental authorities are required in connection with the execution and delivery of each of the Note Purchase Agreement and the Notes, and the offer, issue, sale and delivery of the Notes.
               6.   Under existing law,  the Notes are  not subject to  the
          registration requirements of the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.
               All  opinions   herein  contained   with  respect   to   the
          enforceability of documents and instruments are qualified to the extent that:
                    (a)  the availability of equitable remedies,  including
               without  limitation,  specific  enforcement  and  injunctive relief, is subject  to the  discretion of  the court  before which any proceedings therefor may be brought; and
                    (b)  the enforceability  of certain  terms provided  in
               the Note Purchase Agreement and the Notes may be limited by
                         (i)  applicable    bankruptcy,     reorganization,
                    arrangement, insolvency,  moratorium  or  similar  laws
                    affecting  the   enforcement   of   creditors'   rights
                    generally as at the time in effect, and
                         (ii) common law  or  statutory  requirements  with
                    respect to commercial reasonableness.
               Except in reliance  on the  opinion of  Collette &  Erickson delivered to the Purchasers on the date hereof, and subject to all of the assumptions and qualifications set forth therein, we express no opinion as to the law of any jurisdiction other than the law of the State of Connecticut and United States federal law. Collette & Erickson may rely on this opinion for the sole purpose of rendering their opinion to be rendered pursuant to
          Section 4.4(a) of the Note Purchase Agreement.
               Subsequent holders of the Notes may rely on this opinion  as if it were addressed to them.
                                             Very truly yours,


                                       ANNEX 1
                                      Addressees

          Modern Woodmen of America
          1701 1st Avenue
          Rock Island, Illinois 61201

          American Life and Casualty Insurance Company
          405 6th Avenue
          Des Moines, Iowa 50309

          Massachusetts Mutual Life
          Insurance Company
          1295 State Street
          Springfield, MA  01111

          Baystate Health Systems, Inc.
          c/o Massachusetts Mutual Life Insurance Company
          1295 State Street
          Springfield, MA  01111

          Principal Life Insurance Company
          711 High Street
          Des Moines, IA 50392-0800